EXECUTION COPY

HERTZ VEHICLE FINANCING II LP,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and as Securities Intermediary

______________________________

GROUP I SUPPLEMENT,
dated as of November 25, 2013
to

BASE INDENTURE

dated as of November 25, 2013

______________________________

Rental Car Asset Backed Notes
(Issuable in Series)

i

(continued)

ii

(continued)

		Page

Section 11.5.	Table of Contents, Headings, etc	35
Section 11.6.	Termination; Collateral	35
Section 11.7.	Governing Law	35
Section 11.8.	Electronic Execution	36
Section 11.9.	Notices	36

Schedule
SCHEDULE I TO THE GROUP I SUPPLEMENT - DEFINITIONS LIST

Exhibits

Exhibit A	Form of RCFC Nominee Agreement
Exhibit B	Form of RCFC Organizational Documents

iii

GROUP I SUPPLEMENT, dated as of November 25, 2013 (this “Group I Supplement”), between HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware, as issuer (“HVF II”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”) to the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture”).
W I T N E S S E T H:
WHEREAS, Sections 2.2 and 9.1 of the Base Indenture provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the creation of one or more Groups of Notes.
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
DESIGNATION
There is hereby created a Group under which various Series of Notes may from time to time be issued pursuant to the Base Indenture and this Group I Supplement, and such Group shall be designated generally as Group I. Each Series of Notes issued pursuant to the Group I Indenture and a Group I Series Supplement shall be designated as a Series of Group I Notes (such notes, collectively, the “Group I Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.    Definitions.
(a)    Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended, restated, modified or supplemented from time to time in accordance with the provisions hereof, and all capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Base Indenture Definitions List, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Group I Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Group I Notes and not to any other Group of Notes issued by HVF II.
Section 1.2.    Cross-References.
Unless otherwise specified, references in this Group I Supplement and in each other Group I Related Document to any Article or Section are references to such Article or Section of this Group I Supplement or such other Group I Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
Section 1.3.    Accounting and Financial Determinations; No Duplication.
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Group I Supplement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Group I Supplement, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Group I Related Documents shall be made without duplication.
Section 1.4.    Rules of Construction.
In this Group I Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Group I Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    references to sections of the Code also refer to any successor sections; and
(i)    the language used in this Group I Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
ARTICLE II

THE NOTES
Section 2.1.    Designation and Terms of Group I Notes.
Each Series of Group I Notes shall be substantially in the form specified in the applicable Group I Series Supplement and shall bear, upon its face, the designation for such Series of Group I Notes to which it belongs as selected by HVF II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Group I Series Supplement and may have such letters, numbers or other marks of identification and such legends or indorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Group I Notes, as evidenced by his execution of the Group I Notes. All Group I Notes of any Series of Group I Notes shall, except as specified in the applicable Group I Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of the Group I Indenture and the applicable Group I Series Supplement. The aggregate principal amount of Group I Notes that may be authenticated and delivered under this Group I Supplement is unlimited. The Group I Notes of each Series of Group I Notes shall be issued in the denominations set forth in the applicable Group I Series Supplement. Each Series of Group I Notes which are designated as a Series of Group I Notes in the applicable Group I Series Supplement shall be secured by the Group I Indenture Collateral.
Section 2.2.    Group I Notes Issuable in Series.
(a)    The Group I Notes shall be issued in one or more Series of Group I Notes. Each Series of Group I Notes shall be created by a Group I Series Supplement.
(b)    Group I Notes of a new Series of Group I Notes may from time to time be executed by HVF II and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon delivery by HVF II to the Trustee, and receipt by the Trustee, of the following:
(i)    a Company Order authorizing and directing the authentication and delivery of the Group I Notes of such new Series of Group I Notes by the Trustee and specifying the designation of such new Series of Group I Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series of Group I Notes to be authenticated and the Note Rate with respect to such new Series of Group I Notes;
(ii)    a Group I Series Supplement satisfying the criteria set forth in Section 2.3 executed by HVF II, the Trustee and any other parties thereto and specifying the Group I Series Principal Terms of such new Series of Group I Notes;
(iii)    each related Group I Series Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;
(iv)    written confirmation from each Rating Agency that the Rating Agency Condition with respect to each Series of Group I Notes Outstanding (other than any such Series of Group I Notes (A) with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group I Notes or will occur as a result of the issuance of the new Series of Group I Notes or (B) that is being repaid in full with the proceeds of the Notes issued pursuant to such Group I Series Supplement) shall have been satisfied with respect to such issuance;
(v)    an Officer’s Certificate of HVF II dated as of the applicable Series Closing Date to the effect that (A) consent has been obtained from the Required Series Noteholders of each Series of Group I Notes with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group I Notes or will occur as a result of the issuance of the new Series of Group I Notes, if, in any such case, such existing Series of Group I Notes will not be refinanced with the proceeds of the issuance of such new Series of Notes, (B) all conditions precedent set forth in the Group I Indenture and the related Group I Series Supplement with respect to the authentication and delivery of the new Series of Group I Notes have been satisfied and (C) all conditions precedent set forth in the Group I Indenture with respect to the execution of the related Group I Series Supplement have been complied with in all material respects;
(vi)    a Tax Opinion;
(vii)    evidence that each of the parties to the Series Related Documents with respect to the new Series of Group I Notes has covenanted and agreed in such Series Related Documents that, prior to the date that is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;
(viii)    unless otherwise specified in the related Group I Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:

(A)
all conditions precedent provided for in the Group I Indenture and the related Group I Series Supplement with respect to the authentication and delivery of the new Series of Group I Notes have been complied with in all material respects, and all conditions precedent set forth in the Group I Indenture with respect to the execution of the related Group I Series Supplement have been complied with in all material respects;

(B)	the related Group I Series Supplement has been duly authorized, executed and delivered by HVF II and the HVF II General Partner;

(C)
the new Series of Group I Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of the Group I Indenture and the related Group I Series Supplement, will constitute valid, binding and enforceable obligations of HVF II entitled to the benefits of the Group I Indenture and the related Group I Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(D)
the related Group I Series Supplement has been duly authorized, executed and delivered, and is a legal, valid and binding agreement of HVF II, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and

(E)	that the new Series of Group I Notes is secured by a valid and perfected security interest in the Group I Indenture Collateral; and
(ix)    such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.
Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Group I Notes upon execution thereof by HVF II.
Section 2.3.    Series Supplement for Each Series of Notes. In conjunction with the issuance of a new Series of Group I Notes, the parties hereto shall execute a Group I Series Supplement, which shall specify the relevant terms with respect to such new Series of Group I Notes, which may include:
(i)    its name or designation;
(ii)    its Initial Principal Amount or the method of calculating its Initial Principal Amount;
(iii)    its Note Rate;
(iv)    its Series Closing Date;
(v)    each Rating Agency rating such Series of Group I Notes;
(vi)    the name of the Clearing Agency, if any;
(vii)    the interest payment date or dates and the date or dates from which interest shall accrue;
(viii)    the method of allocating Group I Collections to such Series of Group I Notes;
(ix)    whether the Group I Notes of such Group I Series will be issued in multiple Classes and, if so, the method of allocating Group I Collections allocated to such Group I Series among such Classes and the rights and priorities of each such Class;
(x)    the method by which the principal amount of the Group I Notes of such Series of Group I Notes shall amortize or accrete;
(xi)    the names of any Group I Series Accounts to be used by such Series of Group I Notes and the terms governing the operation of any such account and the use of moneys therein;
(xii)    any deposit of funds to be made in any Group I Series Account on the applicable Series Closing Date;
(xiii)    the terms of any related Group I Series Enhancement and the Group I Series Enhancement Provider thereof, if any;
(xiv)    whether the Group I Notes of such Series of Group I Notes may be issued in bearer form and any limitations imposed thereon;
(xv)    its Legal Final Payment Date; and
(xvi)    any other relevant terms of such Series of Group I Notes that do not change the terms of any Series of Group I Notes Outstanding (all such terms, the “Group I Series Principal Terms” of such Series of Group I Notes).

Section 2.4.    Execution and Authentication.
(a)    Each Series of Group I Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of HVF II by an Authorized Officer and delivered by HVF II to the Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on a Group I Note no longer holds that office at the time the Group I Note is authenticated, such Group I Note shall nevertheless be valid.
(b)    At any time and from time to time after the execution and delivery of this Group I Supplement, HVF II may deliver Group I Notes of any particular Series of Group I Notes executed by HVF II to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Group I Notes, and the Trustee, in accordance with such Company Order and this Group I Supplement, shall authenticate and deliver such Group I Notes.
(c)    No Group I Note shall be entitled to any benefit under the Group I Indenture or be valid for any purpose unless there appears on such Group I Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if the Group I Notes of the Series of Group I Notes to which such Group I Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Group I Note has been duly authenticated under this Group I Supplement. The Trustee may appoint an authenticating agent acceptable to HVF II to authenticate Group I Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Group I Notes whenever the Trustee may do so. Each reference in this Group I Supplement to authentication by the Trustee includes authentication by such agent. The Trustee’s certificate of authentication shall be in substantially the following form:
This is one of the Group I Notes of a Series of Group I Notes issued under the within mentioned Group I Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
    Authorized Signatory
(d)    Each Group I Note shall be dated and issued as of the date of its authentication by the Trustee.
(e)    Notwithstanding the foregoing, if any Group I Note shall have been authenticated and delivered hereunder but never issued and sold by HVF II, and HVF II shall deliver such Group I Note to the Trustee for cancellation as provided in Section 2.4 of the Base Indenture together with a written statement (which need not comply with Section 10.3 of the Base Indenture and need not be accompanied by an Opinion of Counsel) stating that such Group I Note has never been issued and sold by HVF II, for all purposes of the Group I Indenture such

Group I Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Group I Indenture.
(f)    The Trustee shall have the right to decline to authenticate and deliver any Group I Notes under this Section 2.4 if the Trustee, based on the written advice of counsel, determines that such action may not lawfully be taken.
ARTICLE III

SECURITY
Section 3.1.    Grant of Security Interest.
(a)    To secure the Group I Note Obligations, HVF II hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Group I Noteholders, and hereby grants to the Trustee, for the benefit of such Group I Noteholders, a security interest in, all of the following property now owned or at any time hereafter acquired by HVF II or in which HVF II now has or at any time in the future may acquire any right, title or interest (collectively, the “Group I Indenture Collateral”):
(i)    the Group I Leasing Company Notes, including, without limitation, all monies due and to become due to HVF II from any Group I Leasing Company under or in connection with any Group I Leasing Company Note, whether payable as principal, interest, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group I Leasing Company Note or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group I Leasing Company Note (whether arising pursuant to the terms of such Group I Leasing Company Note or otherwise available to HVF II at law or in equity), the right to enforce any Group I Leasing Company Note as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group I Leasing Company Note or the obligations of any party thereunder;
(ii)    the Group I Related Documents (other than the Group I Indenture), including all monies due and to become due to HVF II under or in connection with any Group I Related Document, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group I Related Document, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group I Related Document (whether arising pursuant to the terms of such Group I Related Document or otherwise available to HVF II at law or in equity), the right to enforce any Group I Related Document as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group I Related Document or the obligations of any party thereunder;

(iii)    the Group I Collection Account, all monies on deposit from time to time in the Group I Collection Account and all proceeds thereof;
(iv)    all additional property that may from time to time hereafter (pursuant to the terms of the Group I Supplement or otherwise) be subjected to the grant and pledge hereof by HVF II or by anyone on its behalf; and
(v)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)    The foregoing grant is made in trust to secure the Group I Note Obligations and to secure compliance with the provisions of the Group I Indenture and any Group I Series Supplement, all as provided in the Group I Indenture. The Trustee, as trustee on behalf of the Group I Noteholders, acknowledges such grant, accepts the trusts under the Group I Indenture in accordance with the provisions of the Group I Indenture agrees to perform its duties required in the Group I Indenture. Except as otherwise stated in any Group I Series Supplement, the Group I Indenture Collateral shall secure the Group I Notes equally and ratably without prejudice, priority or distinction.
(c)    The Group I Indenture Collateral has been pledged to the Trustee to secure each Series of Group I Notes. For all purposes hereunder and for the avoidance of doubt, the Group I Indenture Collateral will be held by the Trustee solely for the benefit of the Holders of the Group I Notes, and no Noteholder of any Series of Notes that is not a Series of Group I Notes will have any right, title or interest in, to or under the Group I Indenture Collateral. For the avoidance of doubt, if it is determined that the Group I Noteholders have any right, title or interest in, to or under the Group-Specific Collateral with respect to any Group of Notes other than Group I Notes, then the Group I Noteholders agree that their right, title and interest in, to or under such Group-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such other Group of Notes, and in such case, this Group I Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
(d)    On the Initial Group I Closing Date, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group I Note Obligations, the HVF Series 2013-G1 Note.  The Trustee shall take possession of the HVF Series 2013-G1 Note in New York, New York and shall at all times during the period of the Group I Indenture maintain custody of the HVF Series 2013-G1 Note in New York, New York. The HVF Series 2013-G1 Note shall be accompanied by the indorsement of the HVF Series 2013-G1 Note in blank by an effective indorsement.
(e)    On any date after the Initial Group I Closing Date on which HVF II acquires an Additional Group I Leasing Company Note, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group I Note Obligations, such Additional Group I Leasing Company Note.  The Trustee shall take possession of such Additional Group I Leasing Company Note in New York, New York and shall at all times during the period of the Group I

Indenture maintain custody of such Additional Group I Leasing Company Note in New York, New York. Such Additional Group I Leasing Company Note shall be accompanied by the indorsement of such Additional Group I Leasing Company Note in blank by an effective indorsement.
Section 3.2.    Certain Rights and Obligations of HVF II Unaffected.
(a)    Actions With Respect to Base Related Documents and Group I Related Documents. Without derogating from the absolute nature of the assignment granted to the Trustee under this Group I Supplement or the rights of the Trustee hereunder, unless a Group I Liquidation Event has occurred and is continuing and except to the extent prohibited by Section 8.2, HVF II shall be permitted to give all requests, notices, directions or approvals, if any, that are required to be given in the normal course of business (which, for the avoidance of doubt, does not include waivers of defaults under, or consent to amendments or modifications of, any of the Base Related Documents and Group I Related Documents) to any Person in accordance with the terms of the Base Related Documents and Group I Related Documents.
(b)    Assignment of Group I Indenture Collateral to Trustee. The assignment of the Group I Indenture Collateral to the Trustee on behalf of the Group I Noteholders shall not (i) relieve HVF II from the performance of any term, covenant, condition or agreement on HVF II’s part to be performed or observed under or in connection with any of the Group I Leasing Company Related Documents or from any liability to any Person thereunder or (ii) impose any obligation on the Trustee or any such Group I Noteholders to perform or observe any such term, covenant, condition or agreement on HVF II’s part to be so performed or observed or impose any liability on the Trustee or any of the Group I Noteholders for any act or omission on the part of HVF II or from any breach of any representation or warranty on the part of HVF II.
(c)    Indemnification of Trustee. HVF II shall indemnify the Trustee against any and all loss, liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with enforcing the Group I Indenture or any Group I Related Document or preserving any of its rights to, or realizing upon, any of the Group I Indenture Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee that constitutes negligence or willful misconduct by the Trustee or any other indemnified person hereunder. The indemnification provided for in this Section 3.2(c) shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Group I Supplement or any Group I Series Supplement.
Section 3.3.    Performance of Group I Leasing Company Related Documents.
Upon the occurrence of a Group I Leasing Company Amortization Event, promptly following a request from the Trustee to do so and at HVF II’s expense, HVF II agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by such party to any of the Base Related Documents and Group I Related Documents, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II to the extent and in the manner directed by the Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by such party to any of the Base Related Documents and Group I Related Documents, as applicable, of each of its obligations under such Base Related Documents and Group I Related Documents, as applicable.
If (i) HVF II shall have failed, within five (5) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) HVF II refuses to take any such action, (iii) the Trustee reasonably determines that such action must be taken immediately or (iv) an Amortization Event with respect to any Series of Group I Notes or any Group I Liquidation Event has occurred and is continuing, then the Trustee may take such previously directed action and any related action permitted under the Group I Indenture that the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Group I Indenture to direct HVF II to take such action), on behalf of HVF II and the Group I Noteholders.
HVF II does hereby make, constitute and appoint the Trustee its true and lawful Attorney-in-Fact for it and in its name, stead and behalf to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II with respect to any Group I Leasing Company Note pursuant to this Section 3.3.
Section 3.4.    Release of Collateral.
(a)    The Trustee shall, when required by the provisions of this Group I Supplement or any Group I Series Supplement, execute instruments to release property from the lien of this Group I Supplement or any or all Group I Series Supplements, as applicable, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Group I Supplement or such Group I Series Supplements, as applicable. No party relying upon an instrument executed by the Trustee as provided in this Section 3.4 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
(b)    The Trustee shall, at such time as there are no Group I Notes Outstanding, release any remaining portion of the Group I Indenture Collateral from the lien of the Group I Supplement and release to HVF II any amounts then on deposit in or credited to the Group I Collection Account. The Trustee shall release property from the lien of this Group I Supplement pursuant to this Section 3.4(b) only upon receipt of a Company Order accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 3.5.
Section 3.5.    Opinions of Counsel.
The Trustee shall receive at least seven (7) days’ notice when requested by HVF II to take any action pursuant to Section 3.4, accompanied by copies of any instruments involved and an Opinion of Counsel (which may be based on an Officer’s Certificate), in form and substance reasonably satisfactory to the Trustee, concluding that all such action will not materially and adversely impair the security for the Group I Notes or the rights of the Group I Noteholders in a manner not permitted under the Master Related Documents; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Group I Indenture Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action. For the avoidance of doubt, any action pursuant to Section 3.4(a) relating to the release of Group I Indenture Collateral or the conveyance by the Trustee of its security interest in the same shall be deemed not to materially and adversely impair the security for any Series of Notes that is not a Series of Group I Notes.

Section 3.6.    Stamp, Other Similar Taxes and Filing Fees.
HVF II shall indemnify and hold harmless the Trustee and each Group I Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Group I Indenture. HVF II shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Group I Indenture.
Section 3.7.    Duty of the Trustee.
Except for actions expressly authorized by the Group I Indenture, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Group I Indenture Collateral now existing or hereafter created or to impair the value of any of the Group I Indenture Collateral now existing or hereafter created.
ARTICLE IV

REPORTS
Section 4.1.    Reports and Instructions to Trustee.
(a)    Daily Collection Reports. On each Business Day commencing on the Initial Group I Closing Date, HVF II shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Daily Group I Collection Report”) setting forth the aggregate of the amounts deposited in the Group I Collection Account on the immediately preceding Business Day. HVF II shall deliver a copy of the Daily Group I Collection Report for each Business Day to the Trustee.
(b)    Quarterly Compliance Certificates. On the Payment Date in each of March, June, September and December, commencing in December 2013, HVF II shall deliver to the Trustee an Officer’s Certificate of HVF II to the effect that, except as provided in a notice delivered pursuant to Section 8.3, no Amortization Event or Potential Amortization Event with respect to any Series of Group I Notes Outstanding has occurred or is continuing.
(c)    Instructions as to Withdrawals and Payments. HVF II will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Group I Collection Account and any other accounts specified in a Group I Series Supplement and to make drawings under any Group I Series Enhancement, as contemplated herein and in any Group I Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.
Section 4.2.    Reports to Noteholders.
(a)    On each Payment Date, the Paying Agent shall forward to each Group I Noteholder of record as of the immediately preceding Record Date of each Series of Group I Notes Outstanding the Monthly Noteholders’ Statement with respect to such Series of Group I Notes, with a copy to the Rating Agencies and any Group I Series Enhancement Provider with respect to such Series of Group I Notes, which delivery may be satisfied by the Paying Agent posting, or causing to be posted, such Monthly Noteholders’ Statement to a password-protected website made available to such Group I Noteholders, the Rating Agencies and such Group I

Series Enhancement Providers or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
(b)    Annual Noteholders’ Tax Statement. Unless otherwise specified in the applicable Group I Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2013, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Group I Noteholder a statement prepared by or on behalf of HVF II containing the information that is required to be contained in the Monthly Noteholders’ Statements with respect to such Series of Group I Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Group I Noteholder, together with such other customary information (consistent with the treatment of the Group I Notes as debt) as HVF II deems necessary or desirable to enable the Group I Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of HVF II to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.
Section 4.3.    Group I Administrator.
Pursuant to the Group I Administration Agreement, the Group I Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Group I Supplement. Each Group I Noteholder by its acceptance of a Group I Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group I Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group I Administrator and to the extent so performed or taken by the Group I Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group I Administrator or relieve HVF II of any payment obligation hereunder.
Section 4.4.    Reports.
Delivery of reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including HVF II’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS
Section 5.1.    Group I Collection Account.
(a)    Establishment of Group I Collection Account. On or prior to the Initial Group I Closing Date, HVF II, the Securities Intermediary and the Trustee shall have established a securities account (the “Group I Collection Account”) in the name of, and under the control of, the Trustee that shall be maintained for the benefit of the Group I Noteholders. If at any time a Trust Officer obtains actual knowledge or receives written notice that the Group I Collection Account is no longer an Eligible Account, the Trustee, within ten (10) Business Days of obtaining such knowledge, shall cause the Group I Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution and cause the depositary maintaining the new Group I Collection Account to assume the obligations of the existing Securities Intermediary hereunder.
(b)    Administration of the Group I Collection Account. HVF II may instruct (by standing instructions or otherwise) the institution maintaining the Group I Collection Account to invest funds on deposit in such Group I Collection Account from time to time in Permitted Investments; provided, however, that any such investment in the Group I Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Group I Collection Account). Investments of funds on deposit in administrative sub-accounts of the Group I Collection Account established in respect of particular Group I Notes shall be required to mature on or before the dates specified in the applicable Group I Series Supplement. In the absence of written investment instructions hereunder, funds on deposit in the Group I Collection Account shall remain uninvested. HVF II shall not direct the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of HVF II, and the Trustee shall have no responsibility to monitor the investment rating of any Permitted Investment.
(c)    Earnings from Group I Collection Account. All interest and earnings (net of losses and investment expenses) paid on amounts on deposit in or credited to the Group I Collection Account shall be deemed to be available and on deposit for distribution.
(d)    Establishment of Group I Series Accounts. To the extent specified in the Group I Series Supplement with respect to any Series of Group I Notes, the Trustee may establish and maintain one or more Group I Series Accounts and/or administrative sub-accounts of the Group I Collection Account to facilitate the proper allocation of Group I Collections in accordance with the terms of such Group I Series Supplement.

Section 5.2.    Trustee as Securities Intermediary.
(a)    With respect to the Group I Collection Account, the Trustee or other Person maintaining such Group I Collection Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to the Group I Collection Account. If the Securities Intermediary is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.2.
(b)    The Securities Intermediary agrees that:
(i)    The Group I Collection Account is an account to which Financial Assets will be credited;
(ii)    All securities or other property underlying any Financial Assets credited to the Group I Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Group I Collection Account be registered in the name of HVF II, payable to the order of HVF II or specially indorsed to HVF II;
(iii)    All property delivered to the Securities Intermediary pursuant to this Group I Supplement and all Permitted Investments thereof will be promptly credited to the Group I Collection Account;
(iv)    Each item of property (whether investment property, security, instrument or cash) credited to the Group I Collection Account shall be treated as a Financial Asset;
(v)    If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial Asset relating to the Group I Collection Account or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order on instruction without further consent by HVF II or the Group I Administrator;
(vi)    The Group I Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction within the meaning of Section 9-304 and Section 8-110 of the New York UCC and the Group I Collection Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)    The Securities Intermediary has not entered into, and until termination of this Group I Supplement, will not enter into, any agreement with any other

Person relating to the Group I Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Group I Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 5.2(b)(v); and
(viii)    Except for the claims and interest of the Trustee and HVF II in the Group I Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Group I Collection Account or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Group I Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group I Administrator and HVF II thereof.
(c)    The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Group I Collection Account and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Group I Collection Account.
(d)    The Securities Intermediary will promptly send copies of all statements for the Group I Collection Account, which statements shall reflect any financial assets credited thereto simultaneously to each of HVF II, the Group I Administrator, and the Trustee at the addresses set forth in Section 11.9.
(e)    In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Group I Collection Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee for the benefit of the Group I Noteholders. The financial assets and other items deposited to the Group I Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee for the benefit of the Group I Noteholders.
(f)    Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Group I Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Group I Collection Account by crediting to such Group I Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(g)    Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, with respect to the Group I Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in

Section 9-102(a)(8) of the New York UCC) if the Group I Collection Account is deemed not to constitute a securities account.
Section 5.3.    Group I Collections and Allocations.
(a)    Group I Collections in General. Until this Group I Supplement is terminated pursuant to Section 11.6, HVF II shall, and the Trustee is authorized (upon written instructions) to, cause all Group I Collections due and to become due to HVF II or the Trustee, as the case may be, to be deposited to the Group I Collection Account at such times as such amounts are due. HVF II agrees that if any such monies, instruments, cash or other proceeds shall be received by HVF II in an account other than the Group I Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by HVF II with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by HVF II for, and immediately (but in any event within two (2) Business Days from receipt) remitted to, the Trustee, with any necessary indorsement. Subject to Section 9.11, all monies, instruments, cash and other proceeds received by the Trustee pursuant to this Group I Supplement shall be promptly deposited in the Group I Collection Account and shall be applied as provided in this Article V.
(b)    Allocations for Group I Noteholders. On each day on which Group I Collections are deposited into the Group I Collection Account, HVF II shall allocate Group I Collections deposited into the Group I Collection Account in accordance with this Article V and shall instruct the Trustee in writing to withdraw the required amounts from the Group I Collection Account and make the required deposits in any Group I Series Account in accordance with this Article V, as modified by each Group I Series Supplement. HVF II shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the applicable Group I Series Supplement for any Series of Group I Notes.
(c)    Sharing Group I Collections. In the manner described in the applicable Group I Series Supplement, to the extent that Group I Principal Collections that are allocated to any Series of Group I Notes on a Payment Date are not needed to make payments to Group I Noteholders of such Series of Group I Notes or required to be deposited in a Group I Series Account for such Series of Group I Notes on such Payment Date, such Group I Principal Collections may, at the direction of HVF II, be applied to cover principal payments due to or for the benefit of Group I Noteholders of another Series of Group I Notes. Any such reallocation will not result in a reduction in the Principal Amount of the Series of Group I Notes to which such Group I Principal Collections were initially allocated.
(d)    Unallocated Group I Principal Collections. If, after giving effect to Section 5.3(c), Group I Principal Collections allocated to any Series of Group I Notes on any Payment Date are in excess of the amount required to be paid in respect of such Series of Group I Notes on such Payment Date, then any such excess Group I Principal Collections shall be allocated to HVF II or such other party as may be entitled thereto as set forth in any Group I Series Supplement. Notwithstanding anything to the contrary contained herein, no Series of Notes that are not Group I Notes shall have any right or claim to any such excess Group I Principal Collections.
Section 5.4.    Determination of Monthly Interest.
Monthly payments of interest on each Series of Group I Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group I Series Supplement.
Section 5.5.    Determination of Monthly Principal.
Monthly payments of principal of each Series of Group I Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group I Series Supplement. All principal of or interest on any Series of Group I Notes, however, shall be due and payable no later than the Legal Final Payment Date with respect to such Series of Group I Notes.

ARTICLE VI

DISTRIBUTIONS
Unless otherwise specified in the applicable Group I Series Supplement, on each Payment Date, the Paying Agent shall pay to the Group I Noteholders of each Series of Group I Notes of record on the preceding Record Date the amounts payable thereto hereunder by check mailed first-class postage prepaid to such Group I Noteholder at the address for such Group I Noteholder appearing in the Note Register except that with respect to Group I Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Trustee or the Paying Agent from the applicable Group I Series Account no later than Noon (New York City time) on the Payment Date for credit to the account designated by such Clearing Agency or its nominee, as applicable; provided, however, that, the final principal payment due on a Group I Note shall only be paid to the Group I Noteholder of a Definitive Note on due presentment of such Definitive Note for cancellation in accordance with the provisions of the Group I Note.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES
HVF II hereby represents and warrants, for the benefit of the Trustee and the Group I Noteholders, as follows as of the Initial Group I Closing Date and each Series Closing Date with respect to any Series of Group I Notes:
Section 7.1.    Security Interests.
(a)    This Group I Supplement creates a valid and continuing Lien on the Group I Indenture Collateral in favor of the Trustee on behalf of the Group I Noteholders, which Lien on the Group I Indenture Collateral has been perfected and is prior to all other Liens (other than Group I Permitted Liens), and is enforceable as such as against creditors of and purchasers from HVF II in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.
(b)    HVF II has received all consents and approvals required by the terms of the Group I Indenture Collateral to the pledge of the Group I Indenture Collateral to the Trustee.
(c)    Each of the Group I Leasing Company Notes is registered in the name of the Trustee and has been delivered to the Trustee. All other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Trustee’s security interest for the benefit of the Group I Noteholders in the Group I Indenture Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

(d)    Other than the security interest granted to the Trustee hereunder, HVF II has not pledged, assigned, sold or granted a security interest in the Group I Indenture Collateral. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing HVF II as debtor covering all or any part of the Group I Indenture Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by HVF II in favor of the Trustee on behalf of the Group I Noteholders in connection with this Group I Supplement, and HVF II has not authorized any such filing.
(e)    HVF II’s legal name is Hertz Vehicle Financing II LP and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.
(f)    Except for a change made pursuant to Section 8.7, (i) HVF II’s sole place of business and chief executive office shall be at 225 Brae Boulevard, Park Ridge, New Jersey 07656, and the places where its records concerning the Collateral are kept are at: (A) 225 Brae Boulevard, Park Ridge, New Jersey 07656 and (B) 14501 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 and (ii) HVF II’s jurisdiction of organization is Delaware. HVF II does not transact, and has not transacted, business under any other name.
(g)    All authorizations in this Group I Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Group I Indenture Collateral and to take such other actions with respect to the Group I Indenture Collateral authorized by this Indenture are powers coupled with an interest and are irrevocable.
(h)    The Group I General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.
(i)    HVF II owns and has good and marketable title to the Group I Indenture Collateral free and clear of any Liens (other than Group I Permitted Liens).
(j)    HVF II has caused or will have caused, within ten (10) days of the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Group I General Intangibles Collateral and the Group I Indenture Collateral constituting Investment Property granted to the Trustee in favor of the Group I Noteholders hereunder.
(k)    HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group I Indenture Collateral other than any financing statement relating to the security interest granted to the Trustee in favor of the Trustee for the benefit of the Group I Noteholders hereunder or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.
(l)    HVF II is a Registered Organization.
Section 7.2.    Group I Leasing Company Related Documents.
There are no Group I Leasing Company Amortization Events or Group I Potential Leasing Company Amortization Events continuing.
Section 7.3.    Other Representations.
All representations and warranties of HVF II made in each Group I Related Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein. All representations and warranties of HVF II made in the Base Indenture are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein, but replacing each reference therein to “Base Related Documents” with “Base Related Documents and Group I Related Documents”.

ARTICLE VIII

COVENANTS
Section 8.1.    Payment of Notes.
HVF II shall pay the principal of and interest on the Group I Notes pursuant to the provisions of the Group I Indenture and any applicable Group I Series Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.
Section 8.2.    Compliance with Related Documents.
HVF II agrees that it will not:
(i)    amend, modify, waive, supplement, terminate, surrender, or discharge, or agree to any amendment, modification, supplement, termination, waiver, surrender, or discharge of, the terms of any Group I Indenture Collateral, including any of the Group I Related Documents (other than the Group I Indenture in accordance with the provisions of Article X),
(ii)    take any action to compel or secure performance or observation by any such obligor of its obligations applicable to any Group I Leasing Company or HVF II or
(iii)    consent to the assignment of any such Group I Related Document by any other party thereto
(each action described in foregoing clauses (i), (ii) and (iii), the “Group I Related Document Actions”), in each case, without (A) the prior written consent of the Requisite Group I Investors, (B) satisfying the Rating Agency Condition with respect to each Series of Group I Notes Outstanding and (C) satisfaction of any other applicable conditions as may be set forth in any Group I Series Supplement; provided that, if any such Group I Related Document Action does not materially adversely affect the Group I Noteholders of one or more, but not all, Series of Group I Notes, as evidenced by an Officer’s Certificate of HVF II, any such Series of Group I Notes that is not materially adversely affected by such Group I Related Document Action shall be deemed not Outstanding for purposes of obtaining such consent (and the related calculation of Requisite Group I Investors shall be modified accordingly); provided further that, if any such Group I Related Document Action does not materially adversely affect any Group I Noteholders, as evidenced by an Officer’s Certificate of HVF II, HVF II shall be entitled to effect such Group I Related Document Action without the prior written consent of the Trustee or any Group I Noteholder.
For the avoidance of doubt, and notwithstanding anything herein or in any Group I Related Document to the contrary, any amendment, modification, waiver, supplement, termination or surrender of any Group I Related Document relating solely to a particular Series of Group I Notes shall be deemed not to materially adversely affect the Group I Noteholders of any other Series of Group I Notes.
Section 8.3.    Notice of Defaults.
Within five (5) Business Days of any Authorized Officer of HVF II obtaining actual knowledge of any Potential Amortization Event or Amortization Event with respect to any Series of Group I Notes Outstanding, HVF II shall give the Trustee and the Rating Agencies with respect to each Series of Group I Notes Outstanding notice thereof, together with an Officer’s Certificate of HVF II setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF II.
Section 8.4.    Further Requests.
HVF II will promptly furnish to the Trustee such other information relating to the Group I Notes as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Group I Series Supplement.
Section 8.5.    Further Assurances.
(a)    HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Group I Indenture Collateral on behalf of the Group I Noteholders as a perfected security interest subject to no prior Liens (other than Group I Permitted Liens) and to carry into effect the purposes of this Group I Supplement or the other Group I Related Documents or to better assure and confirm unto the Trustee or the Group I Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 8.5(a), the Trustee shall, at the direction of the Required Series Noteholders of any Series of Group I Notes, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Group I Indenture Collateral.
(b)    Unless otherwise specified in a Group I Series Supplement, if any amount payable under or in connection with any of the Group I Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)    HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Group I Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Group I Noteholders, against the claims and demands of all Persons whomsoever.
(d)    On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Group I Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Group I Supplement in the Group I Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Group I Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Group I Supplement in the Group I Indenture Collateral until March 31 in the following calendar year.
Section 8.6.    Dividends, Officers’ Compensation, etc.
HVF II will not declare or pay any distributions on any of its partnership interests or membership interest; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing with respect to any Series of Group I Notes Outstanding or would result therefrom, HVF II and the HVF II General Partner may declare and pay distributions out of capital or earnings computed in accordance with GAAP applied on a consistent basis. HVF II will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
Section 8.7.    Legal Name; Location Under Section 9-307.
HVF II will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the Collateral Agent. In the event that HVF II desires to so change its location or change its legal name, HVF II will make any required filings and prior to actually changing its location or its legal name HVF II will deliver to the Trustee (i) an Officer’s Certificate of HVF II and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Noteholders in the Collateral in respect of the new location or new legal name of HVF II and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
Section 8.8.    Information. Upon request by the Trustee, HVF II will deliver or cause to be delivered to the Trustee:
(a)    a copy of any notice, financial information, certificates, statements, reports and other materials delivered by any Group I Leasing Company to HVF II pursuant to the related Group I Leasing Company Related Documents; and
(b)    such additional information regarding the financial position, results of operations or business of any Group I Leasing Company or any Group I Lessee as the Trustee may reasonably request to the extent that such Group I Leasing Company or Group I Lessee, as the case may be, delivers such information to HVF II pursuant to any Group I Leasing Company Related Documents.
Section 8.9.    Additional Leasing Companies.
HVF II will not designate any Additional Group I Leasing Company or acquire any Additional Group I Leasing Company Notes, in each case, without first satisfying the Rating Agency Condition with respect to each Series of Group I Notes Outstanding.
Section 8.10.    Payment of Taxes and Governmental Obligations.
HVF II will pay and discharge, at or before maturity, its tax liabilities and other governmental obligations, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
ARTICLE IX

AMORTIZATION EVENTS AND REMEDIES
Section 9.1.    Amortization Events.
(i) If any one of the following events shall occur during the Revolving Period or the Controlled Amortization Period with respect to any Series of Group I Notes (each, an “Amortization Event”):
(a)    the occurrence of an Event of Bankruptcy with respect to HVF II or the HVF II General Partner; or
(b)    the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that HVF II is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act; or
(c)    any other event shall occur that may be specified in any Group I Series Supplement as an “Amortization Event” with respect to the related Series of Group I Notes;
(i)    in the case of any event described in Section 9.1(c) above (only to the extent such Amortization Event is subject to waiver as set forth in the applicable Group I Series Supplement) that is continuing, either the Trustee, by written notice to HVF II, or the Required Series Noteholders of the applicable Series of Group I Notes, by written notice to HVF II and the Trustee, may declare that an Amortization Event has occurred with respect to such Series of Group I Notes as of the date of the notice, and
(ii)     in the case of any event described in clause (a) or (b) above, an Amortization Event with respect to all Series of Group I Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder.
Section 9.2.    Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
(a)    General and Group I Leasing Company Related Documents. If any Amortization Event shall have occurred and be continuing, then the Trustee, at the written direction of the Requisite Group I Investors (in the case where such Amortization Event is with respect to all Series of Group I Notes) or Required Series Noteholders with respect to any Series of Group I Notes with respect to which such Amortization Event has occurred and is continuing (in the case where such Amortization Event is with respect to less than all Series of Group I Notes), shall exercise (and HVF II agrees to exercise) from time to time any rights and remedies available to it on behalf of the applicable Group I Noteholders under applicable law or any Group I Related Documents, including the rights and remedies available to the Trustee as a Beneficiary under the Collateral Agency Agreement, and all other rights, remedies, powers, privileges and claims of HVF II relating to the Group I Indenture Collateral against any party to any Group I Leasing Company Related Documents, including the right or power to take any action to compel performance or observance by any Leasing Company and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Group I Leasing Company Related Documents.
(b)    Group I Liquidation Event. If any Group I Liquidation Event shall have occurred and be continuing with respect to any Series of Group I Notes, then the Trustee may or, at the direction of the Requisite Group I Investors (in the case where such Group I Liquidation Event is with respect to all Series of Group I Notes) or at the direction of the Required Series Noteholders of any Series of Group I Notes with respect to which such Group I Liquidation Event shall have occurred (in the case where such Group I Liquidation Event is with respect to less than all Series of Group I Notes), shall, exercise from time to time any rights and remedies available to it as the result of such occurrence under the Group I Leasing Company Related Documents (including the rights and remedies available to it as a Beneficiary under the Collateral Agency Agreement).
(c)    Failure of Leasing Company Trustee, Leasing Companies, Collateral Agent or Lessees to Take Action. If, after the occurrence of any Group I Liquidation Event with respect to any Series of Group I Notes, any Group I Leasing Company Trustee, the Collateral Agent or any Group I Lessee fails to take action to accomplish any instructions given to it by the Trustee within fifteen (15) Business Days of receipt thereof, then the Trustee may or, at the direction of the Requisite Group I Investors (in the case where such Group I Liquidation Event is with respect to all Series of Group I Notes) or at the direction of the Required Series Noteholders of any Series of Group I Notes with respect to which such Group I Liquidation Event shall have occurred (in the case where such Group I Liquidation Event is with respect to less than all Series of Group I Notes), shall take such action or such other appropriate action on behalf of such Group I Leasing Company Trustee, the Collateral Agent or such Group I Lessee. In the event that the Trustee determines to take action pursuant to the immediately preceding sentence, the Trustee may direct the Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of some or all of the Group I Eligible Vehicles pending the sale thereof, and the Trustee may institute legal proceedings for the appointment of a receiver or receivers pursuant to the powers of sale granted by this Group I Supplement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Group I Supplement.
(d)    Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Group I Indenture Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.
(e)    Amortization Event.
(i)    Upon the occurrence of an Amortization Event with respect to one or more, but not all, Outstanding Series of Group I Notes, the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest on and principal of the related Series of Group I Notes up to the Principal Amount of each such Series of Group I Notes; provided that, any such actions shall not adversely affect in any material respect the interests of the Group I Noteholders of any Series of Group I Notes Outstanding with respect to which no Amortization Event shall have occurred.
(ii)    Any amounts relating to the Group I Indenture Collateral or the Group I Note Obligations obtained by the Trustee on account of or as a result of the exercise by the Trustee of any rights or remedies specified in this Article IX shall be held by the Trustee as additional collateral for the repayment of Group I Note Obligations with respect to each Series of Group I Notes with respect to which such rights or remedies were exercised and shall be applied as provided in Article V. If so specified in the applicable Group I Series Supplement, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to a Series of Group I Notes to the extent set forth therein.
Section 9.3.    Other Remedies.
Subject to the terms and conditions of the Group I Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available to it on behalf of the Group I Noteholders under applicable law or in equity to collect the payment of principal of or interest on the Group I Notes (or the applicable Series of Group I Notes, in the case of an Amortization Event with respect to less than all Series of Group I Notes) or to enforce the performance of any provision of such Group I Notes, the Group I Indenture, any Group I Series Supplement or any other Group I Related Document, in each case, with respect to such Series of Group I Notes.
The Trustee may maintain a proceeding even if it does not possess any of the Group I Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
Section 9.4.    Waiver of Past Events.
With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(c), any such Potential Amortization Event or Amortization Event (and, in any such case, any consequences thereof) with respect to such Series of Group I Notes may be waived as set forth in the related Group I Series Supplement. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series of Group I Notes, and any Amortization Event with respect to such Series of Group I Notes arising therefrom shall be deemed to have been cured for every purpose of the Group I Indenture and related Group I Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(a) or (b), any such Potential Amortization Event or Amortization Event (and, in any such case, the consequences thereof) with respect to the Group I Notes shall only be waived with the written consent of each Group I Noteholder. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to each Series of Group I Notes, and any Amortization Event with respect to each Series of Group I Notes arising therefrom shall be deemed to have been cured for every purpose of the Group I Indenture and each Group I Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. The Trustee shall provide notice to each Rating Agency of any waiver by the Group I Noteholders of any Series of Group I Notes pursuant to this Section 9.4.
Section 9.5.    Control by Requisite Investors.
The Requisite Group I Investors (or, where such remedy relates only to one or more particular Series of Group I Notes, the Required Series Noteholders of any such Series of Group I Notes) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of such Group I Noteholders or exercising any trust or power conferred on the Trustee. Subject to Section 7.1 of the Base Indenture, the Trustee may, however, refuse to follow any direction that conflicts with law or the Group I Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Group I Noteholders, or that may involve the Trustee in personal liability.
Section 9.6.    Limitation on Suits.
Any other provision of the Group I Indenture to the contrary notwithstanding, no Group I Noteholder of any Series of Group I Notes shall have any right to institute a proceeding, judicial or otherwise, (x) with respect to the Group I Indenture or (y) for any other remedy with respect to the Group I Indenture or such Series of Group I Notes unless:
(a)    such Group I Noteholder gives to the Trustee written notice of a continuing Amortization Event with respect to such Series of Group I Notes;
(b)    the Group I Noteholders of at least 25% of the Aggregate Group I Principal Amount of such Series of Group I Notes make a written request to the Trustee to pursue the remedy;
(c)    such Group I Noteholder or Group I Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(e)    during such 60-day period the Required Noteholders of such Series of Group I Notes do not give the Trustee a direction inconsistent with the request.
A Group I Noteholder may not use the Group I Indenture to prejudice the rights of another Group I Noteholder or to obtain a preference or priority over another Group I Noteholder.
Section 9.7.    Right of Holders to Bring Suit.
Subject to Section 9.6 and Section 10.15 of the Base Indenture, the right of any Group I Noteholder to bring suit for the enforcement of any payment of principal of or interest on any Group I Note, in each case, on or after the respective due dates therefor expressed in such Group I Note, is absolute and unconditional and shall not be impaired or affected without the consent of such Group I Noteholder.
Section 9.8.    Collection Suit by the Trustee.
If any Amortization Event arising from the failure to make a payment in respect of a Series of Group I Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HVF II for the whole amount of principal and interest remaining unpaid on the Group I Notes of such Series of Group I Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 9.9.    The Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Group I Noteholders relating to the Group I Indenture Collateral or the Group I Note Obligations allowed in any judicial proceedings relative to HVF II (or any other obligor upon the Group I Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Group I Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Group I Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Group I Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Group I Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Group I Notes of any Group I Noteholder or the rights of any such Group I Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any such Group I Noteholder in any such proceeding.
Section 9.10.    Priorities.
If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article V.
Section 9.11.    Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Group I Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Group I Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Group I Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other valid right or remedy.
Section 9.12.    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Group I Noteholder to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or acquiescence thereto (other than any such right or remedy that by its terms requires such Amortization Event to be continuing at the time of exercising such right or remedy). Every right and remedy given by this Article IX or by law to the Trustee or to each Group I Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or such Group I Noteholder, as the case may be.
Section 9.13.    Reassignment of Surplus.
After termination of this Group I Supplement and the payment in full of the Group I Note Obligations, any proceeds of the Group I Indenture Collateral received or held by the Trustee shall be turned over to HVF II and the Group I Indenture Collateral shall be reassigned to HVF II by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.
ARTICLE X

AMENDMENTS
Section 10.1.    Without Consent of the Noteholders.
(a)    Without the consent of any Group I Noteholder, at any time and from time to time, HVF II and the Trustee may amend, modify, or waive the provisions of this Group I Supplement or any Group I Series Supplement:
(i)    to create a new Series of Group I Notes;
(ii)    to add to the covenants of HVF II for the benefit of any Group I Noteholders (and if such covenants are to be for the benefit of less than all Series of Group I Notes, stating that such covenants are expressly being included solely for the benefit of such Series of Group I Notes) or to surrender any right or power herein conferred upon HVF II (provided, however, that HVF II will not pursuant to this Section 10.1(a)(ii) surrender any right or power it has under any Group I Related Documents);
(iii)    to mortgage, pledge, convey, assign and transfer to the Trustee any additional property or assets, or increase the amount of such property or assets that are required as security for the Group I Notes and to specify the terms and conditions upon which such additional property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Group I Supplement or as may, consistent with the provisions of the Group I Supplement, be deemed appropriate by HVF II and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee on behalf of the Group I Noteholders;
(iv)    to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained in this Group I Supplement or in any Group I Series Supplement or in any Group I Notes issued hereunder;
(v)    to provide for uncertificated Group I Notes in addition to certificated Group I Notes;
(vi)    to add to or change any of the provisions of this Group I Supplement to such extent as shall be necessary to permit or facilitate the issuance of Group I Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
(vii)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Group I Notes of one or more Series of Group I Notes and to add to or change any of the provisions of this Group I Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(viii)    to correct or supplement any provision herein that may be inconsistent with any other provision herein or therein or to make any other provisions with respect to matters or questions arising under this Group I Supplement or in any Group I Series Supplement; or
(ix)    to effect any amendments hereto reasonably necessary to accommodate the purchase of any Additional Group I Leasing Company Note purchased in accordance with Section 8.9 hereof;
provided, however, that, as evidenced by an Officer’s Certificate of HVF II, such action shall not adversely affect in any material respect the interests of any Group I Noteholder or Group I Series Enhancement Provider.
(b)    Group I Series Supplements. Upon the request of HVF II and receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with HVF II in the execution of any Group I Series Supplement authorized or permitted by the terms of the Group I Supplement and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such Group I Series Supplement that affects its own rights, duties or immunities under the Group I Indenture or otherwise.
Section 10.2.    With Consent of the Noteholders.
(a)    Except as provided in Section 10.1, the provisions of this Group I Supplement may from time to time be amended, modified or waived, if (i) such amendment, modification or waiver is in writing and is consented to in writing by HVF II, the Trustee and, unless otherwise specified in a Group I Series Supplement for a Series of Group I Notes, the Group I Noteholders holding in excess of 50% of the aggregate Principal Amount of each Series of Group I Notes materially adversely affected thereby, as evidenced by an Officer’s Certificate of HVF II to such effect and (ii) the Rating Agency Condition is satisfied with respect to such amendment, modification, or waiver; provided that, (x) any amendment, modification or waiver of this Group I Supplement that materially and adversely affects all the Group I Notes, as evidenced by an Officer’s Certificate of HVF II, shall require the consent of the Requisite Group I Investors rather than the Required Series Noteholders of each Series of Group I Notes; and (y) HVF II shall be permitted to issue any Subordinated Series of Group I Notes and effect any amendments hereto reasonably necessary to effect such issuance without the consent of any Group I Noteholder (other than the Required Noteholders of each such previously issued Subordinated Series of Group I Notes); provided that the Rating Agency Condition with respect to each Series of Group I Notes Outstanding shall have been satisfied with respect to such issuance of such Subordinated Series of Group I Notes and that each Subordinated Series of Group I Notes shall be deemed to be subordinated in all material respects to each Series of Group I Notes.

(b)    Notwithstanding the foregoing (but subject, in each case, to satisfaction of the Rating Agency Condition with respect to each Series of Group I Notes Outstanding):
(i)    any modification of this Section 10.2 or any requirement hereunder that any particular action be taken by Group I Noteholders holding the relevant percentage in Principal Amount of the Group I Notes shall require the consent of each Group I Noteholder materially adversely affected thereby;
(ii)    any amendment, waiver or other modification to this Group I Supplement or any Group I Series Supplement that would (A) extend the due date for, or reduce the interest rate or principal amount of any Group I Note, or the amount of any scheduled repayment or prepayment of interest on any Group I Note (or reduce the principal amount of or rate of interest on any Group I Note) shall require the consent of each holder of such Group I Note materially adversely affected thereby; (B) affect adversely in any material respect the interests, rights or obligations of any Group I Noteholder individually in comparison to any other Group I Noteholder shall require the consent of such Group I Noteholder; or (C) amend or otherwise modify any Amortization Event shall require the consent of each Group I Noteholder to which such Amortization Event applies that would be materially adversely affected thereby; and
(iii)    any amendment, waiver or other modification that would (A) approve the assignment or transfer by HVF II of any of its rights or obligations hereunder or under any other Group I Related Document to which it is a party, except in each case pursuant to the express terms hereof or thereof or (B) release any obligor under any Group I Related Documents to which it is a party, except pursuant to the express terms hereof or of such Related Document, shall require in each case the consent of the Group I Required Noteholders, unless, with respect to any such case set forth in the preceding clauses (A) and (B), as otherwise set forth in the Group I Series Supplement with respect to such Group I Noteholders; provided, however, that if any such amendment, waiver, or other modification relating to a Group I Related Document that relates solely to a single Series of Group I Notes (as evidenced by an Officer’s Certificate of HVF II), then all other Series of Group I Notes shall be deemed not to be Outstanding for purposes of obtaining the foregoing consent (and the related calculation of Group I Required Noteholders shall be modified accordingly); provided, further that with respect to any such amendment, waiver or other modification relating to a Group I Related Document or portion thereof that does not adversely affect in any material respect a Series of Group I Notes, as evidenced by an Officer’s Certificate of HVF II, then such Series of Group I Notes shall be deemed not to be Outstanding for purposes of the foregoing consent (and the calculation of Group I Required Noteholders shall be modified accordingly).
(c)    No failure or delay on the part of any Group I Noteholder or the Trustee in exercising any power or right under this Group I Supplement or any other Group I Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(d)    It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.
(e)    HVF II will not consent to the issuance of any series of notes by a Leasing Company under its Leasing Company Indenture that is secured by the same pool of assets that is direct collateral for a Group I Leasing Company Note without the prior written consent of the Requisite Group I Investors.
Section 10.3.    Supplements and Amendments.
Each amendment or other modification to this Group I Supplement shall be set forth in a Group I Supplemental Indenture. The initial effectiveness of each Group I Supplemental Indenture shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Group I Notes Outstanding and the delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that such Group I Supplemental Indenture is authorized or permitted by this Group I Supplement. Subject to the terms hereof, each Group I Series Supplement may be amended as provided in such Group I Series Supplement.
Section 10.4.    Revocation and Effect of Consents.
Until an amendment or waiver becomes effective, a consent to it by a Group I Noteholder of a Group I Note is a continuing consent by the Group I Noteholder and every subsequent Group I Noteholder of a Group I Note or portion of a Group I Note that evidences the same debt as the consenting Group I Noteholder’s Group I Note, even if notation of the consent is not made on any Group I Note. Any such Group I Noteholder or subsequent Group I Noteholder may, however, revoke the consent as to his Group I Note or portion of a Group I Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Group I Noteholder. HVF II may fix a record date for determining which Group I Noteholders are eligible to consent to any amendment or waiver.

Section 10.5.    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment or waiver on any Group I Note thereafter authenticated. HVF II, in exchange for all Group I Notes, may issue and the Trustee shall authenticate new Group I Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Group I Note shall not affect the validity and effect of such amendment or waiver.
Section 10.6.    The Trustee to Sign Amendments, etc.
The Trustee shall sign any Group I Supplemental Indenture authorized pursuant to this Article X if the Group I Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Group I Supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel as conclusive evidence that such Group I Supplemental Indenture is authorized or permitted by this Group I Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
ARTICLE XI

MISCELLANEOUS
Section 11.1.    Benefits of Indenture.
Except as set forth in a Group I Series Supplement, nothing in the Group I Indenture or in the Group I Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Group I Noteholders, any benefit or any legal or equitable right, remedy or claim under the Group I Indenture.
Section 11.2.    Successors.
All agreements of HVF II in this Group I Supplement and each Group I Related Document shall bind its successor; provided, however, that except as provided in Section 10.2(b)(iii), HVF II may not assign its obligations or rights under this Group I Supplement or any Group I Related Document. All agreements of the Trustee in this Group I Supplement shall bind its successor.
Section 11.3.    Severability.
In case any provision in this Group I Supplement or in the Group I Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.4.    Counterpart Originals.
This Group I Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Group I Supplement.
Section 11.5.    Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Group I Supplement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.6.    Termination; Collateral.
This Group I Supplement, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Group I Notes and shall terminate when (a) all Group I Note Obligations shall have been fully paid and satisfied, (b) the obligations of each Group I Series Enhancement Provider under any Group I Series Enhancement, Group I Related Documents and each Group I Series Supplement have terminated, and (c) any Group I Series Enhancement shall have terminated, at which time the Trustee, at the request of HVF II and upon receipt of an Officer’s Certificate of HVF II to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Group I Series Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Group I Indenture Collateral and documents then in the custody or possession of the Trustee promptly to HVF II.
HVF II and the Group I Noteholders hereby agree that, if any funds remain on deposit in or credited to the Group I Collection Account on any date on which no Series of Group I Notes is Outstanding or each Group I Series Supplement related to a Series of Group I Notes has been terminated, such amounts shall be released by the Trustee and paid to HVF II.
Section 11.7.    Governing Law. THIS GROUP I SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS GROUP I SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.8.    Electronic Execution. This Group I Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Group I Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.9.    Notices.
Any notice or communication by any party hereunder shall be delivered in accordance with Section 10.1 of the Base Indenture. The address for notices to be delivered to the Securities Intermediary or the Group I Administrator shall be:
If to the Group I Administrator:
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656

Attn:    Treasury Department
Phone: (201) 307-2000
Fax: (201) 307-2746

If to the Securities Intermediary:
2 North LaSalle, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administrator – Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562
The Securities Intermediary and the Group I Administrator from time to time may designate additional or different addresses for subsequent notices or communications by notice to each of the parties hereto.

IN WITNESS WHEREOF, the Trustee and HVF II have caused this Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.
HERTZ VEHICLE FINANCING II LP, a limited partnership, as Issuer

By:     HVF II GP Corp., its general partner

By: /s/ R. Scott Massengill	Name: R. Scott Massengill Title: Treasurer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: /s/ Mitchell L. Brumwell	Name: Mitchell L. Brumwell Title: Vice President

Weil Draft 11/24/13

SCHEDULE I
TO THE
GROUP I SUPPLEMENT
DEFINITIONS LIST
“Additional Group I Lease” means a master motor vehicle lease and servicing agreement among an Additional Leasing Company, one or more Additional Group I Lessees, and Hertz or an Affiliate of Hertz), as servicer (provided such Affiliate’s obligations as servicer are guaranteed by Hertz).
“Additional Group I Leasing Company” means a special purpose Affiliate of Hertz (other than HVF) that is engaged in the business of acquiring, financing, refinancing and/or leasing Vehicles designated as such by HVF II subject to Section 8.9.
“Additional Group I Leasing Company Indenture” means an indenture, base indenture and supplement, credit agreement or other documented financing arrangement entered into by an Additional Group I Leasing Company, pursuant to which such Additional Group I Leasing Company can issue or incur indebtedness that is secured by such Additional Group I Leasing Company’s rights under an Additional Group I Lease.
“Additional Group I Leasing Company Note” means a variable funding rental car asset backed note or other indebtedness owing from an Additional Group I Leasing Company to HVF II and issued or incurred pursuant to an Additional Group I Leasing Company Indenture.
“Additional Group I Lessee” means any Affiliate of Hertz that has entered into any Group I Lease, whose obligations under such Group I Lease are guaranteed by Hertz.
“Aggregate Group I Leasing Company Note Principal Amount” means, as of any date of determination, the sum of the Group I Leasing Company Note Principal Amounts with respect to each Group I Leasing Company Note Outstanding as of such date.
“Aggregate Group I Principal Amount” means, as of any date of determination, the sum of the Principal Amounts with respect to each Series of Group I Notes Outstanding as of such date.
“Aggregate Group I Series Adjusted Principal Amount” means, as of any date of determination, the sum of the Group I Adjusted Series Principal Amounts with respect to each Series of Group I Notes Outstanding as of such date.
“Amortization Event” has the meaning specified, with respect to each Series of Group I Notes, in Section 9 of the Group I Supplement and with respect to any Series of Group I Notes, in the related Group I Series Supplement.
“Amortization Period” means, with respect to any Series of Group I Notes, the period following the Revolving Period, which shall be the Controlled Amortization Period or the Rapid Amortization Period, each as defined in the applicable Group I Series Supplement.

“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2.
“Base Indenture” has the meaning set forth in the Preamble.
“Beneficiary” has the meaning set forth in the Collateral Agency Agreement.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.
“Class(es)” means, with respect to any Series of Group I Notes, any one of the classes of Group I Notes of that Series of Group I Notes as specified in the applicable Series Supplement.
“Collateral Account” has the meaning set forth in the Collateral Agency Agreement.
“Committed Note Purchaser” has the meaning specified, with respect to each Series of Group I Notes, in the Group I Series Supplement with respect to such Series of Group I Notes.
“Controlled Amortization Period” means, with respect to any Series of Group I Notes, the period specified in the applicable Group I Series Supplement.
“Daily Group I Collection Report” has the meaning set forth in Section 4.1.
“Disposition Date” means, with respect to any Group I Eligible Vehicle:
(i) if such Group I Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Group I Repurchase Program, the Group I Turnback Date with respect to such Group I Eligible Vehicle;
(ii) if such Group I Eligible Vehicle was sold to the Manufacturer thereof pursuant to such Group I Manufacturer’s Group I Guaranteed Depreciation Program, the Group I Backstop Date with respect to such Group I Eligible Vehicle;
(iii) if such Group I Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Group I Manufacturer’s Group I Manufacturer Program) the date on which the proceeds of such sale are deposited in the Group I Collection Account or the Group I Exchange Account; and
(iv) if such Group I Eligible Vehicle becomes a Group I Casualty or a Group I Ineligible Vehicle (except as a result of a sale thereof), the last day of the calendar month in which such Group I Eligible Vehicle suffers a Group I Casualty or becomes a Group I Ineligible Vehicle.
“Disposition Proceeds” means, with respect to each Group I Non-Program Vehicle, the net proceeds from the sale or disposition of such Group I Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group I Lessee thereof pursuant to any Group I Lease).

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“DTG Operations” means DTG Operations, Inc., an Oklahoma corporation.
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Qualified Institution.
“Entitlement Order” means “entitlement order” within the meaning of Section 8-102(a)(8) of the New York UCC.
“Final Base Rent” has the meaning specified, with respect to any Group I Lease, in such Group I Lease.
“Financial Asset” means “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
“Group I Account Collateral” means HVF II’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, in Section 3.1(a)(iii) of the Group I Supplement.
“Group I Accrued Amounts” means, with respect to any Series of Group I Notes (or any class of such Series of Group I Notes), the amount, if any, specified in the applicable Group I Series Supplement.
“Group I Administration Agreement” means the Group I Administration Agreement, dated as November 25, 2013, by and among the Group I Administrator, HVF II and the Trustee.
“Group I Administrator” means Hertz, in its capacity as the administrator under the Group I Administration Agreement.
“Group I Administrator Default” means any of the events described in Section 9(c) of the Group I Administration Agreement.
“Group I Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:

i.	the aggregate Group I Net Book Value of all Group I Eligible Vehicles as of such date;

ii.	the aggregate amount of all Group I Manufacturer Receivables as of such date;

iii.	the Group I Cash Amount as of such date; and

iv.	the Group I Due and Unpaid Lease Payment Amount as of such date.
“Group I Aggregate Asset Amount Deficiency” means, as of any date of determination, the Group I Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group I Aggregate Asset Amount as of such date.

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“Group I Aggregate Asset Coverage Threshold Amount” means, on any date of determination, the sum of the Group I Asset Coverage Threshold Amounts with respect to each Series of Group I Notes Outstanding as of such date.
“Group I Asset Coverage Threshold Amount” has the meaning specified, with respect to each Series of Group I Notes, in the Group I Series Supplement with respect to such Series of Group I Notes.
“Group I Backstop Date” means, with respect to any Group I Program Vehicle that has been turned back under the related Group I Manufacturer Program, the date on which the Group I Manufacturer of such Group I Program Vehicle is obligated to purchase such Group I Program Vehicle in accordance with the terms of such Group I Manufacturer Program.
“Group I Back-Up Administration Agreement” means that certain Group I Back-Up Administration Agreement dated as of November 25, 2013, by and among the Group I Administrator, HVF II and Lord Securities Corporation, as back-up administrator.
“Group I Carrying Charges” means for any Payment Date, without duplication, the aggregate of:
(i) all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Group I Related Documents,
(ii) the Group I Percentage of all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Base Related Documents, and
(iii) the Group I Percentage of all other operating expenses of HVF II (including any management fees) arising in connection therewith, in each case, that have become payable since the immediately preceding Determination Date and any such amounts that had become payable as of such immediately preceding Determination Date and remain unpaid.
“Group I Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to any of the Group I Collection Account and any Group I Leasing Company Collection Account and the amount of cash on deposit in and Permitted Investments credited to any Group I Exchange Account.
“Group I Casualty” means, with respect to any Group I Eligible Vehicle, that
(a)    such Group I Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b)    such Group I Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Group I Collection Account” has the meaning set forth in Section 5.1(a). The Group I Collection Account shall be the “Group-Specific Collection Account” with respect to the Group I Notes.

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“Group I Collections” means all payments on or in respect of the Group I Indenture Collateral.
“Group I Depreciation Charge” means, with respect to each Group I Eligible Vehicle, “Depreciation Charge” under and as defined in the Group I Leasing Company Related Documents that include the Group I Lease with respect to such Group I Eligible Vehicle.
“Group I Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of:

(a)
all amounts (other than Monthly Variable Rent) known by the Group I Servicer with respect to the Group I HVF Lease to be due and payable by the Group I Lessees to HVF on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Group I HVF Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Group I Lessees to HVF pursuant to Section 4.7 of the Group I HVF Lease; and

(b)
all amounts (other than Monthly Variable Rent) known by the applicable Group I Servicer to be due and payable by any Group I Lessee to any Group I Leasing Company on either of the next two succeeding Payment Dates pursuant any Group I Lease (other than the Group I HVF Lease) as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by any Group I Lessee to any Group I Leasing Company pursuant to any Group I Lease (other than the Group I HVF Lease).

“Group I Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group I Leasing Company and leased by such Group I Leasing Company to any Group I Lessee pursuant to a Group I Lease:

i.	that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;

ii.	the Certificate of Title for which is in the name of:

a.	such Group I Leasing Company (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

b.	the Nominee, as nominee titleholder for such Group I Leasing Company (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling); or

c.
on any date on or after the RCFC Nominee Trigger Date, RCFC, as nominee titleholder for such Group I Leasing Company (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

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iii.	that is owned by such Group I Leasing Company free and clear of all Liens other than Group I Permitted Liens; and

iv.
that is designated on the Collateral Servicer’s (as defined under the Collateral Agency Agreement) computer systems as leased under such Group I Lease in accordance with the Collateral Agency Agreement.

“Group I Exchange Account” means (i) the “Series 2013-G1 HVF Segregated Exchange Account” as defined in the Group I Leasing Company Related Documents with respect to the HVF Series 2013-G1 Note and (ii) any Exchange Account (as defined in the Master Exchange Agreement) that receives funds from a Joint Collection Account (as defined in the Master Exchange Agreement) or another Exchange Account relating solely to Relinquished Property Proceeds (as defined in the Master Exchange Agreement) of Group I Eligible Vehicles.
“Group I General Intangibles Collateral” means the Group I Indenture Collateral described in Sections 3.1(a)(i) and (ii).
“Group I Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Group I Manufacturer has agreed to:
(a)    cause Group I Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period to be sold by the buyer, or any agent of the buyer, of such Group I Eligible Vehicle,
(b)    cause the proceeds of any such sale to be deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group I Eligible Vehicle, promptly following such sale and
(c)    pay to HVF II or the Intermediary the excess, if any, of the guaranteed payment amount with respect to any such Group I Eligible Vehicle calculated as of the Group I Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group I Eligible Vehicle pursuant to clause (b) above.
“Group I HVF Lease” means that certain Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1), dated as of November 25, 2013, by and among HVF, as lessor, DTG Operations, as a lessee, Hertz as a lessee, as servicer and as guarantor, and those other “Permitted Lessees” from time to time becoming “Lessees” thereunder, if any.
“Group I Indenture” means the Base Indenture together with this Group I Supplement.
“Group I Indenture Collateral” has the meaning set forth in Section 3.1.
“Group I Ineligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group I Leasing Company and leased by such Group I Leasing Company to any Group I Lessee pursuant to a Group I Lease that is not a Group I Eligible Vehicle.

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“Group I Interest Collections” means on any date of determination, all Group I Collections that represent interest payments on the Group I Leasing Company Notes plus any amounts earned on Permitted Investments in the Group I Collection Account that are available for distribution on such date.
“Group I Lease” means each of the Group I HVF Lease and each Additional Group I Lease, if any.
“Group I Lease Servicer” means, with respect to any Group I Lease, the “Servicer” under and as defined in such Group I Lease.
“Group I Leasing Company” means each of HVF and each Additional Group I Leasing Company.
“Group I Leasing Company Amortization Event” means, with respect to any Group I Leasing Company Note, an “Amortization Event” as defined in the Group I Leasing Company Related Documents with respect to such Group I Leasing Company Note.
“Group I Leasing Company Collection Account” means (i) the “Series 2013-G1 Collection Account” as defined in the Group I Leasing Company Related Documents with respect to the HVF Series 2013-G1 Note and (ii) with respect to any Additional Group I Leasing Company Note, any “Collection Account” under and as defined in the Group I Leasing Company Related Documents with respect to such Additional Group I Leasing Company Note.
“Group I Leasing Company Note” means the HVF Series 2013-G1 Note and any Additional Group I Leasing Company Note.
“Group I Leasing Company Note Principal Amount” means with respect to each Group I Leasing Company Note, the “Principal Amount” as defined in such Group I Leasing Company Note.
“Group I Leasing Company Related Documents” means (i) with respect to the HVF Series 2013-G1 Note, the “Series 2013-G1 Related Documents” (under and as defined in the HVF Series 2013-G1 Supplement), and (ii) with respect to any other Group I Leasing Company Note, the “Related Documents” under and as defined in the Additional Group I Leasing Company Indenture pursuant to which such Group I Leasing Company Note was issued.
“Group I Lessee” means, as of any date of determination, each “Lessee” under any Group I Lease, in each case as of such date.
“Group I Liquidation Event” has the meaning specified, with respect to each Series of Group I Notes, in the applicable Group I Series Supplement.
“Group I Manufacturer” means each Person that has manufactured a Group I Eligible Vehicle.
“Group I Manufacturer Program” means at any time any Group I Repurchase Program or Group I Guaranteed Depreciation Program that is in full force and effect with a Group I Manufacturer and that, in any such case, satisfies the Group I Required Contractual Criteria.

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“Group I Manufacturer Receivable” means any amount payable to a Group I Leasing Company or the Intermediary by a Group I Manufacturer in respect of or in connection with the disposition of a Group I Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Group I Indenture Collateral.
“Group I Net Book Value” means, with respect to each Group I Eligible Vehicle, “Net Book Value” under and as defined in the Group I Leasing Company Related Documents that include Group I Lease with respect to such Group I Eligible Vehicle.
“Group I Non-Program Vehicle” means, as of any date of determination, a Group I Eligible Vehicle that is not a Group I Program Vehicle as of such date.
“Group I Note Obligations” means all principal and interest, at any time and from time to time, owing by HVF II on the Group I Notes and all costs, fees and expenses payable by, or obligations of, HVF II under the Group I Indenture and/or the Group I Related Documents and/or the Group I Series Supplements.
“Group I Noteholder” means the Person in whose name a Group I Note is registered in the Note Register.
“Group I Notes” has the meaning set forth in the Recitals.
“Group I Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Aggregate Group I Principal Amount as of such date and the denominator of which is the Aggregate Indenture Principal Amount as of such date.
“Group I Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Group I Related Document or Base Related Document and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement. Group I Permitted Liens shall be “Group Permitted Liens” with respect to the Group I Notes.
“Group I Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Group I Leasing Company Amortization Event.
“Group I Principal Collections” means any Group I Collections other than Group I Interest Collections.

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“Group I Program Vehicle” means, as of any date of determination, a Group I Eligible Vehicle that is a “Program Vehicle” (as defined in the Group I Leasing Company Related Documents with respect to such Group I Eligible Vehicle) as of such date.
“Group I Related Document Actions” has the meaning set forth in Section 8.2.
“Group I Related Documents” means the Group I Supplement, the Group I Administration Agreement, the Group I Back-up Administration Agreement, the Group I Leasing Company Related Documents and, to the extent it relates to the Group I Eligible Vehicles and the Related Master Collateral with respect thereto, the Collateral Agency Agreement.
“Group I Repurchase Program” means a program pursuant to which a Group I Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to an unaffiliated third party) Group I Eligible Vehicles manufactured by such Group I Manufacturer or one or more of its Affiliates during a specified period.
“Group I Required Contractual Criteria” means, with respect to any Group I Repurchase Program or Group I Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Group I Repurchase Program or Group I Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Group I Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Group I Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Group I Eligible Vehicle prior to the date that such Group I Eligible Vehicle is submitted for repurchase, minus Group I Excess Mileage Charges, minus Group I Excess Damage Charges,
(iii) such Group I Repurchase Program or Group I Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Group I Eligible Vehicle subject thereto after the purchase of such Group I Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to a Group I Leasing Company and the Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Group I Required Noteholders” means, with respect to an amendment, waiver or other modification, Group I Noteholders materially and adversely affected thereby holding not less than 66⅔% of the sum of (a) the Aggregate Group I Principal Amount held by all Group I Noteholders materially and adversely affected thereby and (b) the sum of the unutilized purchase commitments of all Committed Note Purchasers materially and adversely affected thereby (excluding, for the purposes of making the foregoing calculation, any Group I Notes held by any Affiliate of HVF II (other than an Affiliate Issuer)); provided, however, that, upon the

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occurrence and during the continuance of an Amortization Event with respect to any Series of Group I Notes held by a Committed Note Purchaser, the unutilized purchase commitment of such Committed Note Purchaser with respect to such Series of Group I Notes shall be deemed to be zero.
“Group I Series Account” means any account or accounts established pursuant to a Group I Series Supplement for the benefit of the related Series of Group I Notes.
“Group I Series Adjusted Principal Amount” means, with respect to any Series of Group I Notes (or any class of such Series of Group I Notes), the “Adjusted Principal Amount” as defined in such Series of Group I Notes.
“Group I Series Enhancement” means, with respect to any Series of Group I Notes, the rights and benefits provided to the Group I Noteholders of such Series of Group I Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of Subordinated Series of Group I Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, hedging instrument or any other similar arrangement.
“Group I Series Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Group I Series Enhancement or pursuant to which any Group I Series Enhancement is issued or outstanding.
“Group I Series Enhancement Provider” means the Person providing any Group I Series Enhancement as designated in the applicable Group I Series Supplement, other than any Group I Noteholders the Group I Notes of which are subordinated to any Class of the Group I Notes of the same Series of Group I Notes.
“Group I Series Principal Terms” has the meaning set forth in Section 2.3.
“Group I Series Supplement” means a supplement to the Group I Supplement complying (to the extent applicable) with the terms of Section 2.3 of the Group I Supplement.
“Group I Series-Specific Collateral” means, with respect to any Series of Group I Notes, the collateral specified in the related Group I Series Supplement as solely for the benefit of such Series of Group I Notes.
“Group I Supermajority Noteholders” means, with respect to each Series of Group I Notes, Group I Noteholders of such Series of Group I Notes holding 66⅔% of the Principal Amount of such Series of Group I Notes.
“Group I Supplement” has the meaning set forth in the Preamble.
“Group I Supplemental Indenture” means a supplement to the Group I Indenture complying (to the extent applicable) with the terms of Article X of this Group I Supplement.

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“Group I Turnback Date” means, with respect to any Group I Program Vehicle, the date on which such Group I Eligible Vehicle is accepted for return by a Group I Manufacturer or its agent pursuant to its Group I Manufacturer Program and the Group I Depreciation Charges cease to accrue pursuant to its Group I Manufacturer Program.
“Group I Vehicle Operating Lease Commencement Date” means, with respect to each Group I Eligible Vehicle, “Vehicle Operating Lease Commencement Date” under and as defined in the Group I Lease with respect to such Group I Eligible Vehicle.
“HVF Series 2013-G1 Note” means that certain Series 2013-G1 Variable Funding Rental Car Asset Backed Note, dated as of November 25, 2013, issued by HVF to HVF II.
“HVF Series 2013-G1 Supplement” means that certain Series 2013-G1 Supplement, dated as of November 25, 2013, by and among HVF, HVF II and the Bank of New York Mellon Trust Company, N.A., as trustee.
“Initial Group I Closing Date” means November 25, 2013
“Initial Principal Amount” has the meaning specified, with respect to each Series of Group I Notes, in the Group I Series Supplement with respect to such Series of Group I Notes.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange Agreement.
“Investment Property” means “investment property” within the meaning of Section 9-102(49) of the New York UCC.
“Legal Final Payment Date” has the meaning specified, with respect to each Series of Group I Notes, in the Group I Series Supplement with respect to such Series of Group I Notes.
“Luxembourg Agent” has the meaning specified in Section 2.4.
“Majority in Interest” has the meaning specified, with respect to any Series of Group I Notes, in the applicable Group I Series Supplement.
“Manufacturer” means a manufacturer or distributor of passenger automobiles and/or light-duty trucks.
“Master Exchange Agreement” means the Third Amended and Restated Master Exchange Agreement, dated as of November 25, 2013, among Hertz, HVF, HGI, the Intermediary and DB Services Americas, Inc.
“Material Adverse Effect” means, with respect to any occurrence, event or condition, applicable to any party to any of the Group I Related Documents:

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1.a material adverse effect on the ability of HVF II or any Affiliate of HVF II that is a party to any of the Group I Related Documents to perform its obligations under such Group I Related Documents; or

2.a material adverse effect on (i) the validity or enforceability of any Group I Related Documents or (ii) on the validity, perfection or priority of the lien of the trustee in the Group I Indenture Collateral, other than, in each case, a material adverse effect on any such priority arising due to the existence of a Group I Permitted Lien.

“Monthly Base Rent” has the meaning specified, with respect to any Group I Lease, in such Group I Lease.
“Monthly Noteholders’ Statement” means, with respect to any Series of Group I Notes, a statement substantially in the form of the applicable exhibit to the applicable Group I Series Supplement.
“Monthly Variable Rent” has the meaning specified, with respect to each Group I Lease, in such Group I Lease.
“New York UCC” means the UCC in effect in the State of New York.
“Note Rate” has the meaning specified, with respect to each Series of Group I Notes, in the Group I Series Supplement with respect to such Series of Group I Notes.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;

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(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to any Series of Group I Notes.
“Potential Amortization Event” means, with respect to any Series of Group I Notes, any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event with respect to such Series of Group I Notes.
“Principal Amount” means, with respect to each Series of Group I Notes, the amount specified in the applicable Group I Series Supplement.
“Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) has the Required Rating and (ii) in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.
“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has the Required Trust Rating.

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“Rapid Amortization Period” means, with respect to any Series of Group I Notes, the period specified in the applicable Group I Series Supplement.
“Rating Agency” with respect to any Series of Group I Notes, has the meaning, if any, specified in the applicable Group I Series Supplement; provided that, if a Rating Agency ceases to rate the Group I Notes of any Series of Group I Notes, such Rating Agency shall be deemed to no longer constitute a Rating Agency for all purposes with respect to such Series of Group I Notes.
“Rating Agency Condition” with respect to any Series of Group I Notes, has the meaning, if any, specified in the applicable Group I Series Supplement.
“RCFC Nominee Agreement” means the executed agreement substantively in the form attached as Exhibit A hereto.
“RCFC Nominee Applicability Period” means the period commencing on and including the RCFC Nominee Trigger Date and ending on and including the date immediately preceding the RCFC Nominee Sunset Date.

“RCFC Nominee Non-Qualified Period” means the period commencing on and including the RCFC Nominee Trigger Date and ending on and including the date immediately preceding the RCFC Nominee Qualification Date.

“RCFC Nominee Qualification Date” means the first date to occur following the RCFC Nominee Trigger Date on which fewer than 500 Vehicles are titled in the name of RCFC pursuant to the RCFC Nominee Agreement.

“RCFC Nominee Sunset Date” means the first date to occur following the RCFC Nominee Trigger Date on which no Vehicle is titled in the name of RCFC pursuant to the RCFC Nominee Agreement.

“RCFC Nominee Trigger Date” means the first date on which (i) the RCFC Nominee Agreement has been executed, (ii) the organizational documents of RCFC have been revised to be substantially in the form attached as Exhibit B hereto, (iii) HVF II has delivered or caused to be delivered to the Trustee an Opinion of Counsel stating that RCFC would not be substantively consolidated with any immediate and direct parent (as of such date) of RCFC as a result of an Event of a Bankruptcy with respect to any such parent, (iv) RCFC has delivered to HVF and the Trustee a written acknowledgment of RCFC’s obligations under Section 15 of the Group I HVF Lease, (v) an Authorized Officer of HVF II has certified in writing to the Trustee that RCFC has no Indebtedness outstanding (other than any contingent indemnification obligations to financing parties under the RCFC Securitization Documents that by their terms survive the termination thereof), (vi) an Authorized Officer of HVF II has certified in writing to the Trustee that RCFC is not subject to any Liens (other than Group I Permitted Liens) and, together with such certification, has delivered UCC lien search results in its jurisdiction of incorporation consistent with such certification, and (vii) RCFC shall have delivered or caused to be delivered to the Trustee an Opinion of Counsel stating that a United States court of appropriate jurisdiction

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would determine that only bare legal title in the vehicles titled in the name of RCFC pursuant to the RCFC Nominee Agreement, as opposed to any beneficial economic interest in such vehicles, would become property of RCFC’s bankruptcy estate if RCFC were to become a debtor under the Bankruptcy Code.

“RCFC Securitization Documents” means the amended and restated base indenture dated as of February 14, 2007 between RCFC, as issuer and Deutsche Bank Trust Company Americas, as trustee, as amended through the RCFC Nominee Trigger Date, together with each series supplement thereunder.

“Record Date” means, with respect to any Series of Group I Notes and any Payment Date related thereto, the date specified in the applicable Group I Series Supplement.
“Registered Organization” means “registered organization” within the meaning of Section 9-102(a)(70) of Revised Article 9.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group I Notes Outstanding, a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group I Notes Outstanding, a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group I Notes Outstanding, a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any Series of Group I Notes Outstanding, a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Series Noteholders” has the meaning specified, with respect to each Series of Group I Notes, in the Group I Series Supplement with respect to such Series of Group I Notes.
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group I Notes Outstanding, a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group I Notes Outstanding, a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group I Notes Outstanding, a long term deposits rating of at least “BBB-” from Fitch; and

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(iv) for so long as S&P is a Rating Agency with respect to any Series of Group I Notes Outstanding, a long term deposits rating of at least “BBB-” from S&P.
“Requisite Group I Investors” means Group I Noteholders holding in excess of 50% of the Aggregate Group I Principal Amount (voting in a single class); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Group I Notes held by a Committed Note Purchaser, the purchase commitment of such Committed Note Purchaser shall be deemed to be zero. The Requisite Group I Investors shall be the “Requisite Group Investors” with respect to the Group I Notes.
“Revised Article 8” means Article 8 of the New York UCC.
“Revised Article 9” means Article 9 of the New York UCC.
“Revolving Period” has the meaning specified, with respect to each Series of Group I Notes, in the Group I Series Supplement with respect to such Series of Group I Notes.
“Securities Intermediary” has the meaning set forth in Section 5.2.
“Security Entitlement” means “security entitlement” within the meaning of Section 8-102(a)(17) of the New York UCC.
“Series of Group I Notes” means each Series of Group I Notes issued and authenticated pursuant to the Group I Indenture and the applicable Group I Series Supplement.
“Subordinated Series of Group I Notes” means a subordinated Series of Group I Notes (other than, for the avoidance of doubt, a subordinated Class of Group I Notes issued pursuant to a Group I Series Supplement) which is fully subordinated to each Series of Group I Notes Outstanding (other than any other previously issued Subordinated Series of Group I Notes).
“Vehicle” means a passenger automobile, van or light-duty truck.

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EXHIBIT A
FORM OF RCFC NOMINEE AGREEMENT
VEHICLE TITLE NOMINEE AGREEMENT
among
THE HERTZ CORPORATION,
as Nominee-Servicer,
HERTZ VEHICLE FINANCING LLC,
[RENTAL CAR FINANCE [ ]],
as Nominee,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent

Dated as of [_], [_]

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Page

Exhibit A: Form of Power of Attorney
Schedule 1: Nominee Vehicles

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THIS VEHICLE TITLE NOMINEE AGREEMENT (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”) is made as of this [_] day of [_], [_], by and among [RENTAL CAR FINANCE [ ]] (the “Nominee”), HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF” or the “Nominating Party”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Collateral Agent.
RECITALS
WHEREAS, HVF has acquired certain vehicles from the Nominee and desires to appoint the Nominee to act as its nominee titleholder with respect to such vehicles and the Nominee is willing to act as nominee titleholder with respect to such vehicles;
WHEREAS, Hertz has agreed to act as Nominee-Servicer and perform the tasks and functions required of the Nominee-Servicer under this Agreement;
WHEREAS, the parties hereto desire to confirm their respective interests in and obligations with respect to the Nominee Vehicles and to provide for certain other matters relating to the use and disposition of the Nominee Vehicles; and
NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

AGREEMENT
SECTION 1.1    Definitions and Construction.
(a)    Definitions. As used herein, the following terms shall have the following meanings:
“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Agreement” has the meaning set forth in the Preamble hereto.
“Authorized Officer” means any of the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of HVF.

“Base Indenture” means that certain Fourth Amended and Restated Base Indenture, dated as November 25, 2013 by and between HVF, as issuer, and the Trustee.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Certificate of Title” means, with respect to each Nominee Vehicle, the certificate of title or similar evidence of ownership applicable to such Nominee Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Nominee Vehicle.
“Collateral Agency Agreement” means the Fourth Amended and Restated Collateral Agency Agreement, dated as of November 25, 2013, by and among HVF, as grantor, HGI, as grantor, DTG Operations, Inc., as grantor, Hertz as grantor and collateral servicer, the Collateral Agent, as secured party, and those various “Additional Grantors”, “Financing Sources” and “Beneficiaries” from time to time party thereto.
“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the Collateral Agency Agreement.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another Person if the primary purpose or intent thereof by such Person incurring such liability is to provide assurance to the obligee of an obligation of another Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof. Contingent Obligations shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of the obligation of another Person and (b) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another Person or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation of any Person shall be deemed to be equal to the amount of the obligation of another Person guaranteed or otherwise supported as described above.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards

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issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“HVF” has the meaning set forth in the Preamble hereto.
“Indebtedness” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing relating to another Person.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any passenger automobile, van or light-duty truck that is being rented (as of such date) to any third-party customer of Hertz or any Affiliate thereof, which interest or right secures payment or performance of any obligation of such third-party customer.
“Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to the Nominating Party:
1.a material adverse effect on the ability of HVF to perform its obligations hereunder;
2.a material adverse effect on HVF’s interest in or title to the Nominee Vehicles or on the ability of HVF to grant a Lien on the Nominee Vehicles; or

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3.a material adverse effect on (A) the validity or enforceability of this Agreement with respect to HVF or (B) the validity, perfection or priority of any Lien granted by HVF on HVF’s interest in the Nominee Vehicles (other than in an immaterial portion of the Nominee Vehicles), other than, in each case, a material adverse effect on such priority arising due to the existence of a Permitted Lien.
“Nominee” has the meaning set forth in the Preamble hereto.
“Nominee-Servicer” means The Hertz Corporation.
“Nominee Determination Date” means the date five (5) Business Days prior to each Nominee Payment Date.
“Nominee LLC Agreement” means the [_] of the Nominee, dated as of [_].
“Nominee Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on [_], [_].
“Nominee Vehicle” means each Vehicle owned by HVF that is included on Schedule 1 hereto.
“Officer's Certificate” means, with respect to the Nominating Party, a certificate signed by an Authorized Officer of the Nominating Party.
“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“POA Revocation Party” means the Collateral Agent.
“Power of Attorney” has the meaning set forth in Section 2.2.
“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or

4

determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.
“Title Fees and Costs” has the meaning set forth in Section 5.1.
“Trustee” means, The Bank of New York Mellon Trust Company, N.A., as trustee under the Base Indenture and any related series supplement.
“Vehicle” means a passenger automobile, van or light-duty truck.
SECTION 1.2    Construction. In this Agreement, including the preamble, recitals, attachments, annexes, exhibits and joinders hereto, unless the context otherwise requires, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party; and
(i)    unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.

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ARTICLE II

APPOINTMENT OF THE NOMINEE AS NOMINEE TITLEHOLDER, DESIGNATION AND REDESIGNATION; POWERS OF ATTORNEY
SECTION 2.1    Appointment of Nominee.
(j)    HVF hereby appoints the Nominee as nominee titleholder of each Vehicle identified on Schedule 1 hereto, and the Nominee hereby agrees to serve as the designated agent of HVF in such capacity as described and pursuant to the terms set forth herein.
SECTION 2.2    Powers of Attorney.
(a)    HVF hereby directs the Nominee to grant, and the Nominee hereby agrees to so grant, one or more powers of attorney to Hertz, as Nominee-Servicer and as Collateral Servicer under and as defined in the Collateral Agency Agreement, substantially in the form of Exhibit A attached hereto (each a “Power of Attorney”) to:
(i)    execute any and all documents and instruments pertaining to the titling of all or a portion of the Nominee Vehicles in the name of the Nominee and the licensing and registration of the Nominee Vehicles, and
(ii)    transfer the title to any of the Nominee Vehicles from the name of the Nominee to the name of HVF or the name of a third party or any other Person at any time and to execute such other documents and instruments as may be necessary to effect any such transfer.
(b)    The Nominee hereby agrees to revoke such Power of Attorney at any time at the written direction of HVF or the POA Revocation Party, and if the Nominee so revokes the Power of Attorney, the Nominee hereby agrees to grant a Power of Attorney relating to the Nominee Vehicles to or at the direction of HVF or the POA Revocation Party, as applicable.
SECTION 2.3    Collateral Agent Powers of Attorney. The Collateral Agent hereby grants to the Nominee a power of attorney, substantially in the form of Exhibit [C] to the Collateral Agency Agreement, to take any and all actions, in the name of the Collateral Agent, (i) to note the Collateral Agent as the holder of a first lien on the Certificates of Title for the Nominee Vehicles subject to the Collateral Agency Agreement, and/or otherwise ensure that the first lien shown on any and all such Certificates of Title is in the name of the Collateral Agent and (ii) to release the Collateral Agent’s Lien on any such Certificate of Title in connection with the release of any such Nominee Vehicle from the Lien of the Collateral Agency Agreement in accordance with Section 2.7 of the Collateral Agency Agreement. Nothing in this Agreement shall be construed as authorization from the Collateral Agent to the Nominee to release any Lien on any such Certificates of Title except in compliance with the terms of the Collateral Agency Agreement. The parties hereto agree that Hertz, as Collateral Servicer under the Collateral Agency Agreement, will perform all activities set forth in subsections (i) and (ii) above on behalf of the Nominee.

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ARTICLE III

INTERESTS IN THE NOMINEE VEHICLES
SECTION 3.1    Interests in the Nominee Vehicles. Notwithstanding the fact that title to the Nominee Vehicles will be recorded in the name of the Nominee and that the Collateral Agent will be noted as the lienholder on the titles with respect to certain of the Nominee Vehicles pursuant to the Collateral Agency Agreement, the parties hereto each hereby acknowledge that:
(a)    except as set forth in subsection (b) below, HVF is entitled to all incidents, benefits and risks of ownership of the Nominee Vehicles, including, without limitation, the sole right to operate, rent, sell, lease and otherwise transfer and dispose of the Nominee Vehicles; and
(b)    the Nominee has no direct or indirect ownership or other interest in the Nominee Vehicles, except such rights and obligations with respect to the Nominee Vehicles as are required by the appointment of the Nominee as nominee titleholder with respect to the Nominee Vehicles as set forth herein.
ARTICLE IV

TRANSFER OF TITLE
SECTION 4.1    Transfer of Title for the Nominee Vehicles Pledged. With respect to each Nominee Vehicle that is pledged to the Collateral Agent pursuant to the Collateral Agency Agreement (as evidenced in the Collateral Servicer’s records pursuant to the Collateral Agency Agreement) as of any date of determination, the Nominee hereby agrees on any such date to transfer title to any such Nominee Vehicle at the direction of HVF, the Collateral Agent or Nominee-Servicer from the name of the Nominee to the name of HVF, any Affiliate of HVF or an unaffiliated third party identified by HVF, the Collateral Agent or the Nominee-Servicer.
SECTION 4.2    Transfer of Title for the Nominee Vehicles Not Pledged. With respect to each Nominee Vehicle that is not pledged to the Collateral Agent pursuant to the Collateral Agency Agreement as of any date of determination, the Nominee hereby agrees on any such date to transfer title to any such Nominee Vehicle at the direction of HVF or the POA Revocation Party.
SECTION 4.3    Limits on Nominee Ability to Transfer Nominee Vehicles. The Nominee hereby agrees not to transfer title to any Nominee Vehicle from the name of the Nominee other than as directed by HVF or the POA Revocation Party pursuant to Sections 4.1 and 4.2 above.
ARTICLE V

EXPENSES
SECTION 5.1    HVF Fees and Expenses. HVF shall be responsible for causing the payment of any registration fees, title fees, license fees or other similar governmental fees and

7

taxes (including the cost of any recording or registration fees or other similar governmental charges payable with respect to the notation on the title of the interest of the Collateral Agent) and all costs and expenses in connection with the transfer of title of, or reflection of the interest of any lienholder in, any of the Nominee Vehicles (collectively, “Title Fees and Costs”). The Nominee-Servicer may, but is not required to, pay the Title Fees and Costs on behalf of the Nominee; provided that, if the Nominee-Servicer pays such Title Fees and Costs on behalf of the Nominee, the Nominee-Servicer shall be entitled to monies received by the Nominee in respect thereof from HVF.
SECTION 5.2    Submission of Monthly Bills. The Nominee or, on behalf of the Nominee, the Nominee-Servicer, shall submit a monthly bill to HVF for any Title Fees and Costs incurred by the Nominee in respect of the Nominee Vehicles during the calendar month immediately preceding each Nominee Determination Date. Payments shall be due on the following Nominee Payment Date. Such payments shall be made to or at the direction of the Nominee.
ARTICLE VI

[RESERVED]
ARTICLE VII

FEES
SECTION 7.1    Nominee Fee. As compensation for services performed by the Nominee pursuant to this Agreement, HVF shall pay a fee of [$_] to the Nominee, payable [annually on an accrual basis], on the Nominee Payment Date falling in December of each calendar year during the term of this Agreement.
SECTION 7.2    Nominee-Servicer Fee. As compensation for the services performed by the Nominee-Servicer pursuant to this Agreement, HVF shall pay a fee of $[_] to the Nominee-Servicer on the Nominee Payment Date falling in December of each calendar year during the term of this Agreement.
ARTICLE VIII

ACKNOWLEDGEMENTS
SECTION 8.1    Acknowledgements. The Nominee and HVF hereby acknowledge the following with respect to each Nominee Vehicle that is pledged to the Collateral Agent pursuant to the Collateral Agency Agreement:
(a)    pursuant to the Collateral Agency Agreement, HVF may assign, pledge and grant to the Collateral Agent a security interest in any and all of the right, title and interest of HVF in and to, among other things, (i) any or all of the Nominee Vehicles and all proceeds thereof, (ii) any or all manufacturer programs to the extent relating to the Nominee Vehicles and (iii) this Agreement to the extent relating to the Nominee Vehicles; and

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(b)    the Collateral Agent, as assignee of HVF’s rights hereunder pursuant to the Collateral Agency Agreement, shall be entitled to enforce such rights against the Nominee.
ARTICLE IX

FURTHER ASSURANCES
SECTION 9.1    Further Assurances. Each of the parties hereto shall, from time to time, execute and deliver such further instruments and render such further assistance as any other party may reasonably request in order to carry out the transactions contemplated herein or to protect the interests of the parties hereto in the Nominee Vehicles in accordance with the terms hereof; provided however that, such instruments will be prepared by HVF and all costs and expenses in connection with such execution, delivery or other assistance will be borne by HVF.
ARTICLE X

REMITTANCE OF PROCEEDS
SECTION 10.1    Remittance of Proceeds. In the event that the Nominee receives any payments or proceeds in respect of any Nominee Vehicles other than any payments received pursuant to Section 5.2 or Section 7.1, the Nominee shall promptly upon receipt, but in no event later than two (2) business days from receipt, (i) with respect to any such payments or proceeds that relate to a Nominee Vehicle that is pledged to the Collateral Agent pursuant to the Collateral Agency Agreement (as evidenced in the Collateral Servicer’s records pursuant to the Collateral Agency Agreement), deposit such payments or proceeds in accordance with the Collateral Agency Agreement or (ii) with respect to any payment or proceeds that relate to a Nominee Vehicle that is not pledged to the Collateral Agent pursuant to the Collateral Agency Agreement, remit such payments or proceeds to or at the direction of HVF with respect to such Nominee Vehicle.
ARTICLE XI

CERTAIN COVENANTS
SECTION 11.1    Limits on Activity of Nominee. The Nominee hereby agrees (i) that it will not engage in any business or other activity other than (A) acting as titleholder of record for the Nominee Vehicles and (B) entering into documents related to various financing arrangements related to the Nominee Vehicles, and (ii) that it will not own any property or hold title to any vehicles other than the Nominee Vehicles (other than rights under contracts incidental to the Nominee’s appointment as nominee titleholder with respect to the Nominee Vehicles).
SECTION 11.2    Liens and Indebtedness. The Nominee shall not incur any Indebtedness or otherwise do any act that would subject it, the Nominee Vehicles or any of its assets to any Lien (other than Permitted Liens), and the Nominee agrees not to permit any Lien (other than Permitted Liens) to be created or suffer to exist any Lien (other than Permitted Liens) on the

9

Nominee Vehicles or the proceeds thereof. The Nominee shall use its best efforts to remove any Lien (other than a Permitted Lien) that attaches to any Nominee Vehicle.
SECTION 11.3    Compliance. The Nominee agrees to comply in all material respects with all Requirements of Law except to the extent that the failure to comply with such Requirements of Law is not reasonably likely to have a Material Adverse Effect.
SECTION 11.4    Notices of Proceedings. Promptly upon becoming aware thereof, the Nominee agrees to give HVF, Hertz and the Collateral Agent written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Nominee that is reasonably likely to have a Material Adverse Effect.
SECTION 11.5    Maintenance of Separate Existence. The Nominee acknowledges its receipt of a copy of that certain opinion letter issued by [_] dated [_] addressing the issue of substantive consolidation as it may relate to each of Hertz, the Nominee and HVF. The Nominee hereby agrees to maintain in place all policies and procedures in all material respects, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person, except as may be confirmed as not required in a subsequent or supplemental opinion of [_] or other law firm of recognized national standing that is counsel to Hertz, the Nominee and/or HVF addressing the issue of substantive consolidation as it may relate to each of Hertz, the Nominee and HVF.
ARTICLE XII

REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 12.1    Representations, Warranties and Covenants. The Nominee represents, warrants and covenants as follows:
(a)    It is a limited liability company duly formed, validly existing and in good standing under the laws of [_]. It is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations hereunder make such qualification necessary.
(b)    It has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the provisions hereof. Its execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors rights and (ii) general principles of equity.
(c)    There are no actions, suits, investigations or proceedings pending or, to its knowledge after reasonable inquiry, threatened against it before any Governmental Authority that question the validity or enforceability of this Agreement or any action taken or to be taken

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pursuant hereto, or that, if adversely determined, would materially affect its execution, delivery and performance of this Agreement.
(d)    Neither it nor any of its properties or assets are subject to any contract or agreement, any provision of its certificate of formation or the Nominee LLC Agreement, or other restriction, any law or any order, rule, ruling, certificate, license, regulation, judgment, injunction or demand of any country, state, territory or political subdivision thereof or of any Governmental Authority that would materially affect its execution, delivery and performance of this Agreement.
(e)    The valid and binding execution, and delivery of, and compliance with, this Agreement will not contravene any provision of any presently effective law, rule, regulation, decree, ruling, judgment, order or injunction applicable to or binding upon it or of its certificate of formation or the Nominee LLC Agreement or any contract or agreement to which it is a party or by which its property or assets are bound, the contravention of any of which would materially impair the valid and binding nature of, or its ability to perform, any of its obligations under this Agreement.
(f)    It is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.
ARTICLE XIII

MISCELLANEOUS
SECTION 13.1    No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.
SECTION 13.2    Entire Agreement. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.
SECTION 13.3    Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 8.1, the parties hereto may not assign either this Agreement or any of their respective rights, interest, or obligations hereunder without the prior written approval of the other parties.
SECTION 13.4    Delegation. Notwithstanding anything to the contrary contained in this Agreement, the Nominee-Servicer may delegate to any Affiliate of the Nominee-Servicer the performance of the Nominee-Servicer’s obligations as Nominee-Servicer pursuant to this Agreement (but the Nominee-Servicer shall remain fully liable for its obligations under this Agreement).

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SECTION 13.5    Counterparts. This Agreement may be executed in separate counterparts including in electronic form and by different parties on different counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission (in “.pdf” format) shall be as effective as delivery of a manually executed counterpart of this Agreement.
SECTION 13.6    Headings. The section, subsection and other headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
SECTION 13.7    Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request demand, claim, or other communication hereunder will be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:
If to the Nominee-Servicer, HVF or the Nominee:
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Telephone no. (201) 307-2000
Facsimile no. (201) 307-2746
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention: Corporate Trust Administration — Structured Finance
Telephone no. (312) 827-8569
Facsimile no. (312) 827-8562
Any party hereto may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein as set forth.
SECTION 13.8    GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF NEW YORK.

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SECTION 13.9    Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
SECTION 13.10    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
SECTION 13.11    Nonpetition Covenants. Each of the Nominee, HVF, Hertz and the Collateral Agent hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the debt obligations of each of HVF, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against, any of the Nominee or HVF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 13.11 shall survive the termination of this Agreement

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IN WITNESS WHEREOF, the parties hereto have duly executed this Vehicle Title Nominee Agreement as of the date first above written.
[RENTAL CAR FINANCE [ ]]

    By
        Scott Massengill
        Vice President & Treasurer
HERTZ VEHICLE FINANCING LLC

    By
        Scott Massengill
        Vice President & Treasurer
THE HERTZ CORPORATION

    By
        Scott Massengill
        Senior Vice President & Treasurer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

    By
        Name:
        Title:

HE Draft 11/14/2013

EXHIBIT A

Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, that RENTAL CAR FINANCE [_] (the “Nominee”), under that certain Vehicle Title Nominee Agreement, dated as of [_], by and among the Nominee, HERTZ VEHICLE FINANCING LLC, THE HERTZ CORPORATION and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Nominee Agreement”), does hereby make, constitute and appoint THE HERTZ CORPORATION its true and lawful Attorney-in-Fact for it and in its name, stead and behalf, to (a) execute any and all documents and instruments pertaining to the titling of the Nominee Vehicles in the name of the Nominee and the licensing and registration of motor vehicles, (b) transfer title of the Nominee Vehicles from the name of the Nominee to the name of a third party at any time and to execute any and all documents and instruments as may be necessary to effect any such transfer, (c) appoint individual representatives of Hertz as attorneys-in-fact to fulfill the purposes of this Power of Attorney and (d) grant further powers of attorney to facilitate or effect any of the foregoing. This power is limited to the foregoing and specifically does not authorize the creation of any liens or encumbrances on any of said motor vehicles.
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Nominee Agreement.
Each such person named as attorney-in-fact and any officers or employees of any such person shall have the full power and authority to do and perform each and every act and thing whatsoever, requisite, necessary or proper to be done in furtherance of the foregoing. This Power of Attorney is granted pursuant to, and governed by, the Nominee Agreement.
This Power of Attorney shall, unless sooner terminated, revoked or extended in accordance with the Nominee Agreement, cease upon the termination of the Nominee Agreement. All powers of attorney for this purpose filed or executed by the Nominee in respect of the Nominee Vehicles prior to the date hereof are hereby revoked.
THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf on this _____ day of ________, _____.

RENTAL CAR FINANCE [_]

By:
    Name:
    Title:

STATE OF NEW YORK    )
: ss.:
COUNTY OF NEW YORK    )
Subscribed and sworn before me, a notary public, in and for said county and state, this____ day of _________, 20__.
Notary Public
My Commission Expires:

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EXHIBIT B FORM OF RCFC ORGANIZATIONAL DOCUMENTS

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
RENTAL CAR FINANCE LLC
This First Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Rental Car Finance LLC (the “Company”), is entered into by Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as the sole member (the “Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.
The Member, by execution of this Agreement, (i) hereby continues the Company as a limited liability company pursuant to and in accordance with the Oklahoma Limited Liability Company Act, Okla. Stat. (2011), tit. 18, §2200 et seq., as amended from time to time, and any successor to such act (the “Act”), and this Agreement, (ii) hereby amends and restates in its entirety the Limited Liability Company Agreement of the Company, dated as of _____________, 20__, and (iii) hereby agrees as follows:
SECTION 1.Name. The name of the limited liability company continued hereby is Rental Car Finance LLC.
SECTION 2.    Principal Business Office. The principal business office of the Company shall be located at 5330 East 31st Street, Tulsa, Oklahoma 74135, or such other location as may hereafter be determined by the Member.
SECTION 3.    Registered Office. The address of the registered office of the Company in the State of Oklahoma is c/o The Corporation Company, 1833 South Morgan Road, in the City of Oklahoma City, County of Oklahoma, Oklahoma 73128.
SECTION 4.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Oklahoma is The Corporation Company, 1833 South Morgan Road, Oklahoma City, Oklahoma 73128.
SECTION 5.    Member. (a) The mailing address of the Member is set forth on Schedule B attached hereto.
(b)    Subject to Section 8(j), the Member may act by written consent.

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(c)    Notwithstanding any provision in this Agreement to the contrary, if there is only one Member, upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22), the natural persons acting as the Independent Directors pursuant to Section 9 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as Special Members and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as an Independent Director pursuant to Section 9; provided, that, any Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member but shall not thereby cease to be an Independent Director. A Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 2023 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as a Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the future, contingent admission to the Company of Special Members, any individual acting as an Independent Director pursuant to Section 9 shall execute a counterpart to this Agreement upon his or her appointment as an Independent Director. Prior to its admission to the Company as a Special Member, any individual acting as an Independent Director pursuant to Section 9 shall not be a member of the Company.
SECTION 6.    Purposes. (a) The purpose to be conducted or promoted by the Company is to engage in the following activities:
(i)    to hold title to passenger vehicles and light-duty trucks that are owned by the Member (the “Vehicles”) or any Affiliate of the Member;
(ii)    to execute, deliver and perform its obligations under the Basic Documents and any other agreement or instrument relating to the activity set forth in clause (i) above; and
(iii)    to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of

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Oklahoma that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
(b)    The Company, by or through any Member, Director or Officer on behalf of the Company, may enter into and perform its Obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Director or Officer notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Member, Director or Officer to enter into other agreements on behalf of the Company.
SECTION 7.    Powers. Subject to Section 8(j), the Company, and the Board of Directors and the Officers on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 6, and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
SECTION 8.    Management. (a) Board of Directors. Subject to Section 8(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 9, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 9. The initial number of Directors shall be four (4), two (2) of which shall be Independent Directors pursuant to Section 9. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.
(b)    Powers. Subject to Section 8(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 6, the Board of Directors has the authority to bind the Company.
(c)    Meeting of the Board of Director. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Oklahoma. Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

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(d)    Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.
(e)    Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
(f)    Committees of Directors. (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
(ii)    In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(iii)    Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same, to the Board when required.
(g)    Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation

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therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
(h)    Removal of Directors. Unless otherwise restricted by law and subject to Section 9, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.
(i)    Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 8(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Except as provided in this Agreement, a Director may not bind the Company.
(j)    Limitations on the Company’s Activities.
(i)    This Section 8(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity”.
(ii)    The Member shall not, so long as any Note Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 6, 7, 8, 9, 15, 19, 20, 21, 22, 23, 24, 25 or 30 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Directors). Subject to this Section 8(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 30.
(iii)    Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Directors), to take any Material Action; provided, that, the Board may not vote on, or authorize the taking of, any Material Action unless there are at least two Independent Directors then serving in such capacity.
(iv)    So long as any Note Obligation is outstanding, the Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that, the Company shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency

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Condition with respect to each Series of Notes is satisfied. The Board also shall cause the Company to:
(A)    maintain its own separate books and records and bank accounts;
(B)    at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;
(C)    have a Board of Directors separate from that of the Member and any other Person;
(D)    file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns, or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;
(E)    except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;
(F)    conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;
(G)    maintain separate financial statements;
(H)    pay its own liabilities only out of its own funds;
(I)    maintain an arm’s length relationship with its Affiliates and the Member;
(J)    pay the salaries of its own employees, if any;
(K)    not hold out its credit or assets as being available to satisfy the obligations of others;
(L)    allocate fairly and reasonably any overhead for shared office space;
(M)    use separate invoices and checks;
(N)    except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

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(O)    correct any known misunderstanding regarding its separate identity;
(P)    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;
(Q)    cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Oklahoma limited liability company formalities; and
(R)    not acquire any securities of the Member.
Failure of the Company, or the Board on behalf of the Company, to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Members, if any, and the Directors.
(v)    So long as any Note Obligation is outstanding, the Board shall not cause or permit the Company to:
(A)    guarantee any obligation of any Person, including any Affiliate;
(B)    engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 6, the Basic Documents or this Section 8(j);
(C)    incur, create or assume any indebtedness other than the Obligations or as otherwise expressly permitted under the Basic Documents;
(D)    make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person except as permitted by the Basic Documents;
(E)    to the fullest extent permitted by law, engage in any consolidation, merger or asset sale other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or
(F)    form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).
SECTION 9.    Independent Director. As long as any Note Obligation is outstanding, the Member shall cause the Company at all times to have at least two

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Independent Directors who will be appointed by the Member. To the fullest extent permitted by Section 2017 of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 8(j)(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement. All right, power and authority of an Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.
SECTION 10.    Officers. (a) Officers. The initial Officers of the Company designated by the Member are listed on Schedule E hereto. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. One or more Vice Presidents may be designated a Vice President, Fleet Operations. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.
(b)    President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 6(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 10(c).
(c)    Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

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(d)    Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(e)    Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(f)    Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 8(j), the actions of the Officers taken in accordance with such powers shall bind the Company.
(g)    Duties of Board and Officers. Except to the extent otherwise provided herein and as expressly modified by Section 9 hereof, in exercising his or her rights and performing his or her duties under this Agreement, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Oklahoma General Corporation Act.
SECTION 11.    Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members, if any, nor any Director or Officer shall be

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obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.
SECTION 12.    Capital Contributions. The Member has made a capital contribution to the Company in the amount of $1,000, as listed on Schedule B attached hereto. In accordance with Section 5(c), no Special Member shall be required to make any capital contributions to the Company.
SECTION 13.    Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make capital contributions to the Company at any time. The provisions of this Agreement, including this Section 13, are intended solely to benefit the Member and the Special Members, if any, and, to the fullest extent permitted by law, shall not be construed. as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members, if any, shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. All or any part of additional capital contributions may be returned to the Member subject to the terms of the Basic Documents.
SECTION 14.    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
SECTION 15.    Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be permitted or required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.
SECTION 16.    Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting fine selected by the Member.
SECTION 17.    Reports. (a) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 120 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year.
(i)    a balance sheet of the Company;
(ii)    an income statement of the Company for such fiscal year; and

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(iii)    a statement of the Member’s capital account.
(b)    The Board shall, after the end of each fiscal year, use diligent efforts to cause to be prepared and transmitted to the Member as promptly as possible any tax information as may be reasonably necessary to enable the Member to prepare their federal, state and local income tax returns, if any, relating to such fiscal year.
SECTION 18.    Other Business. The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
SECTION 19.    Exculpation and Indemnification. (a) Neither the Member nor a Special Member, if any, nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or a Special Member, if any (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.
(b)    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be, entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that, any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and no Member or Special Member, if any, shall have personal liability on account thereof; and provided further, that so long as any Note Obligation is outstanding no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.
(c)    To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by any Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be

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determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19; provided, that, any such advance shall be subordinated to any amounts payable to any other Person pursuant to the Basic Documents.
(d)    Each Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
(e)    To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.
(f)    The foregoing provisions of this Section 19 shall survive any termination of this Agreement.
SECTION 20.    Assignments. The Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 22, if a Member transfers all of its limited liability company interest in the Company pursuant to this Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.
SECTION 21.    Resignation. So long as any Note Obligation is outstanding, the Member may not resign, unless as additional member of the Company shall be admitted concurrently with or prior to such resignation to the Company, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Upon

14

its resignation in accordance with the requirements of this Section 21, the resigning Member shall cease to be a member of the Company.
SECTION 22.    Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that notwithstanding the foregoing, so long as any Note Obligation remains outstanding, no additional or substitute Member may be admitted to the Company pursuant to Sections 20, 21 or 22 unless the Rating Agency Condition with respect to each Series of Notes is satisfied.
SECTION 23.    Dissolution. (a) Subject to Section 8(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member or the occurrence of any other event which terminates the continued membership of the last remaining member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act, or (ii) the entry of a decree of judicial dissolution under Section 2038 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.
(b)    Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member, if any, shall not cause the Member or any Special Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
(c)    Notwithstanding any other provision of this Agreement, each of the Member and Special Members, if any, waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or any Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company.
(d)    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 2040 of the Act.
(e)    The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and Obligations of the Company shall have been distributed to the Member in the manner provided for in this

15

Agreement, and (ii) the Articles of Organization shall have been canceled in the manner required by the Act.
SECTION 24.    Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and Special Member, if any, hereby irrevocably waives any right or power that the Member or Special Member, if any, might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and neither Member shall have the status of a creditor with respect to any distribution pursuant to Section 15 hereof. The interests of the Member in the Company is personal property.
SECTION 25.    Benefits of Agreement; No Third Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Members, if any, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in Section 28.
SECTION 26.    Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
SECTION 27.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
SECTION 28.    Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 6, 7, 8, 9, 19, 20, 21, 22, 23, 25, 28 and 30, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by each Independent Director, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.
SECTION 29.    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oklahoma (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
SECTION 30.    Amendments. Subject to Section 8(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Note Obligation is outstanding, this Agreement may not be

16

modified, altered, supplemented or amended unless the Rating Agency Condition with respect to each Series of Notes is satisfied except: (i) to cure any ambiguity, or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.
SECTION 31.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
SECTION 32.    Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, and (c) in the case of either of the foregoing at such other address as may be designated by written notice to the other party.
SECTION 33.    Tax Matters. It is intended that the Company will not be an “association” for U.S. Federal income tax purposes. The President, Treasurer, Secretary, any Assistant Treasurer, any Vice President, or any Assistant Secretary of the Company is hereby authorized to file any election on IRS Form 8832 or successor form, or similar form under state or local law, that is necessary to treat the Company as an entity other than an association for tax purposes.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this First Amended and Restated Limited Liability Company Agreement as of the ____ day of ___________, 20__.
MEMBER:
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation
By:
Name:
Title:
INDEPENDENT DIRECTOR/SPECIAL MEMBER:
By:
[                ]

INDEPENDENT DIRECTOR/SPECIAL MEMBER:
By:
[                ]

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SCHEDULE A

Definitions
A.    Definitions
When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
“Act” has the meaning set forth in the preamble to this Agreement.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person.
“Agreement” means this First Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of Oklahoma on ___________, 20__, as amended or amended and restated from time to time.
“Assignment” has the meaning set forth in the preamble to this Agreement.
“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 60 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 60 days after the expiration of any such stay, the appointment is not vacated The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankrupt” set forth in Section 2001(2) of the Act.

1

“Basic Documents” means this Agreement, the Management Agreement, the Nominee Agreement, and all documents, agreements and certificates delivered in connection therewith.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Company” means Rental Car Finance LLC, an Oklahoma limited liability company.
“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
“Covered Persons” has the meaning set forth in Section 19(a).
“Directors” means the Persons elected or appointed to the Board of Directors from time to time by the Member, including the Independent Directors. A Director is hereby designated as a “manager” of the Company within the meaning of Section 2001(13) of the Act.
“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation and its successors.
“HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company, and its successors.
“Indenture” means the Fourth Amended and Restated Base Indenture, executed as of October [29], 2013, between HVF and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, restated or supplemented or otherwise modified from time to time.
“Independent Director” means a director who is not currently and has not been during the five years prior to his or her appointment as Independent Director (a) a director, officer, employee, Affiliate, franchisee, major customer or major supplier of Hertz or any of its Affiliates (other than in his or her capacity as Independent Director hereunder or with respect to any special purpose vehicle Affiliate), (b) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock of Hertz or any of its Affiliates or (c) a director, officer, employee, member, partner or member of the immediate family of, or a Person otherwise owning a direct or indirect ownership interest in, any Person described in clauses (a) or (b). The terms “major customer” and “major

2

supplier” shall mean a Person who is a customer or supplier, respectively, of Hertz or any of Hertz’s Affiliates and who conducts business with Hertz or any of its Affiliates to such a significant extent as would reasonably be expected to influence the decisions of such Person or any Person described in clause (c) with respect to such Person, in any such case, in his or her capacity as a director of Hertz or any of its Affiliates (including the Company).
“Management Agreement” means the agreement of the Directors substantially in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.
“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to, encourage, or cooperate with, the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve, terminate or liquidate the Company.
“Member” means DTAG, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in their capacity as a member of the Company; provided, that, the term “Member” shall not include any Special Member.
“Nominee Agreement” means the Vehicle Title Nominee Agreement, dated as of _________, 20__, among Hertz, as nominee servicer, HVF, as a nominating party, the Company and The Bank of New York Mellon Trust Company, N.A., as collateral agent, as amended, restated, modified or supplemented from time to time in accordance with its terms.
“Note Obligations” shall mean the indebtedness, liabilities and obligations of HVF under or in connection with the Indenture, the Basic Documents or any related agreement in effect as of any date of determination.
“Notes” means notes issued by HVF pursuant to the Indenture.
“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.

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“Officer” means an officer of the Company described in Section 10.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
“Rating Agency Condition” with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.
“Series” means any series of Notes issued by HVF.
“Series Supplement” means a supplement to the Indenture that authorizes a particular Series of Notes.
“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), any person acting as an Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
“Vehicles” has the meaning set forth in Section 6 of this Agreement.
B.    Rules of Construction
Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

4

SCHEDULE B

Members

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
Dollar Thrifty Automotive Group, Inc.	5330 East 31st Street Tulsa, Oklahoma 74135	$1,000	100%

5

SCHEDULE C

Management Agreement

[______________], 20__
For good and valuable consideration, each of the undersigned persons, who have been designated as directors of Rental Car Finance LLC, an Oklahoma limited liability company (the “Company”), in accordance with the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of __________, 20__ as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:
1. Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director is elected and qualified or until such person’s resignation or removal as a Director in accordance with the LLC Agreement Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Oklahoma Limited Liability Company Act.
2. So long as any Note Obligation (as defined in the LLC Agreement) is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.
3. This Management Agreement hereby replaces that certain Management Agreement of the Company, dated as of ____________, 20__, by and among the Company, [            ], [            ], [            ] and [            ].
4. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

1

This Management Agreement may be executed in any number of counterparts, each of which shall, be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

[            ]

[            ]

[            ]

[            ]

2

SCHEDULE D
Directors
1. [            ]
2. [            ]
3. [            ]

4. [            ]

1

SCHEDULE E

Officers

1.    Executive Vice President and Secretary    [            ]
2.    Vice President    [            ]
3.    Assistant Treasurer    [            ]
4.    Assistant Treasurer    [            ]
5.    Assistant Treasurer    [            ]
6.    Assistant Secretary    [            ]
7.    Assistant Secretary    [            ]
8.    Assistant Secretary    [            ]
9.    Assistant Secretary    [            ]
10.    Assistant Secretary    [            ]
11.    Assistant Secretary    [            ]
12.    Assistant Secretary    [            ]
13.    Assistant Secretary    [            ]
14.    Assistant Secretary    [            ]
15.    Assistant Secretary    [            ]
16.    Assistant Secretary    [            ]
17.    Assistant Secretary    [            ]